Filed Pursuant to Rule 424(b)(5)

Registration No. 333-293307

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell the securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated April 14, 2026

Prospectus Supplement

(to Prospectus dated March 17, 2026)

HEARTBEAM, INC.

Shares of Common Stock

We are offering [●] shares of our common stock, par value $0.0001 per share, (the “Common Stock”) at an offering price of $[●] pursuant to this prospectus supplement and the accompanying base prospectus. This offering is being underwritten on a firm commitment basis.

We are also offering to each purchaser of shares that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% of our outstanding Common Stock immediately following the consummation of this offering, the opportunity to purchase pre-funded warrants (the “Pre-Funded Warrants”) in lieu of shares of Common Stock. Subject to limited exceptions, a holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, such limit may be increased to up to 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. Each Pre-Funded Warrant is exercisable for one share of our Common Stock. The purchase price of each Pre-Funded Warrant is equal to the price at which a share of Common Stock is sold in this offering, minus $0.0001, and the exercise price of each Pre-Funded Warrant is $0.001 per share. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. The Pre-Funded Warrants and the shares of Common Stock issuable upon the exercise thereof are being registered on the registration statement of which this prospectus supplement is a part.

Our Common Stock and warrants are listed on The Nasdaq Capital Market under the symbol “BEAT” and “BEATW”, respectively. On [*] 2026, the last reported sale price of our Common Stock on The Nasdaq Capital Market was [*] per share. There is no established trading market for the Pre-Funded Warrants, and we do not expect a trading market to develop. We do not intend to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system. Without a trading market, the liquidity of the Pre-Funded Warrants will be extremely limited.

	Per Share		Per Pre-Funded Warrant		Total
Public offering price	$	[●]	$	[●]	$	[●]
Underwriting discounts and commissions(1)	$	[●]	$	[●]	$	[●]
Proceeds to us, before expenses	$	[●]	$	[●]	$	[●]

(1)	We have agreed to reimburse the underwriters for certain expenses. See “Underwriting” on page S-26 of this prospectus supplement for additional disclosures regarding underwriting compensation and estimated offering expenses.

We have granted the underwriter an over-allotment option. This option, which is exercisable from time to time, for up to 30 days after the date of this prospectus supplement, permits the underwriter to purchase up to an aggregate of [●] additional shares of common stock. The purchase price to be paid per additional share of common stock shall be equal to the public offering price of one share of common stock equal to $[●], less the underwriting discount.

Investing in our securities involves a high degree of risk, including that the trading price of our Common Stock has been subject to volatility. See “Risk Factors” beginning on page S-19 of this prospectus supplement, page 7 of the accompanying base prospectus and under similar headings in the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver the securities against payment on or about [●], 2026.

The date of this prospectus supplement is April [●], 2026

Sole Bookrunner

Titan Partners

a division of American Capital Partners

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference herein. The second part, the accompanying base prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying base prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a document incorporated by reference in the accompanying base prospectus-the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in this prospectus supplement or the accompanying base prospectus or incorporated by reference herein. We have not authorized anyone to provide you with information that is different. The information contained in this prospectus supplement or the accompanying base prospectus, or incorporated by reference herein or therein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying base prospectus or of any sale of our Common Stock. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying base prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and in the accompanying base prospectus, respectively.

We are offering to sell, and seeking offers to buy, the securities offered by this prospectus supplement only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying base prospectus and the offering of the securities offered by this prospectus supplement in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying base prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Common Stock and the distribution of this prospectus supplement and the accompanying base prospectus outside the United States. This prospectus supplement and the accompanying base prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying base prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

When we refer to “BEAT,” “we,” “our,” “us” and the “Company” in this prospectus, we mean HeartBeam, Inc., unless otherwise specified. When we refer to “you,” we mean the holders of the applicable series of securities.

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PROSPECTUS SUPPLEMENT SUMMARY

The following information below is only a summary of more detailed information included elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying base prospectus, and should be read together with the information contained or incorporated by reference in other parts of this prospectus supplement and the accompanying base prospectus. This summary highlights selected information about us and this offering. This summary may not contain all of the information that may be important to you. Before making a decision to invest in our securities, you should read carefully all of the information contained in or incorporated by reference into this prospectus supplement and the accompanying base prospectus, including the information set forth under the caption “Risk Factors” in this prospectus supplement and the accompanying base prospectus as well as the documents incorporated herein by reference, which are described under “Where You Can Find More Information; Incorporation by Reference” in this prospectus supplement. Unless otherwise indicated or unless the context requires otherwise, this prospectus includes the accounts of HeartBeam, Inc., a Delaware corporation referred to as “we”, “us”, “our”, “HeartBeam” or the “Company”.

Overview

Overview

Company Overview

HeartBeam is a medical technology company focused on transforming cardiac care through the power of personalized insights. Our aim is to deliver innovative, higher resolution ambulatory cardiac monitoring solutions that can be used by patients anywhere to enable the detection and monitoring of cardiac disease outside of a healthcare facility. Our ability to develop higher resolution Electrocardiogram (“ECG”) solutions is achieved through the development of our proprietary and patented technology platform that allows us to collect the heart’s electrical activity from three dimensions and synthesize a 12-Lead (“12L”) ECG from these signals.

We believe our products (“Products” or “Product”) and services will benefit many stakeholders, including patients, healthcare providers, and healthcare payers, and will also address the rapidly growing field of ambulatory cardiac monitoring. As part of our long-term vision, we believe that we are uniquely positioned to play a central role in high-risk Coronary Artery Disease (“CAD”) monitoring, given positive, proof-of-concept data from the initial feasibility studies that demonstrated comparable performance of the HeartBeam System and the standard 12L ECG in ischemia detection. CAD patients are at increased risk for a heart attack or Myocardial Infarction (“MI”). Additionally, our unique portable form-factor will make high-fidelity insights easily accessible, wherever patients are, compared to a standard 12L ECG, which is typically limited to a healthcare setting.

Our initial product and service offering is the HeartBeam System. The HeartBeam System is the first U.S. Food and Drug Administration (“FDA”) cleared cable-free, ambulatory 12L ECG that captures the heart’s electrical signals from three dimensions for high-fidelity data collection and advanced diagnostics for arrhythmia assessment. The HeartBeam System is comprised of a credit card sized 3D ECG recording device, a patient application, a physician portal, and powerful cloud-based algorithms. Unlike any single-lead or 6-lead consumer device, HeartBeam’s patented cable-free technology captures the heart’s electrical signals in three non-coplanar dimensions and synthesizes them into a familiar 12L ECG display, using a personalized transformation matrix. This allows patients to obtain a 12L ECG reading for their arrhythmia from the comfort of home, or wherever they happen to be, representing a new level of convenience and peace of mind. The synthesized 12-lead ECG is promptly reviewed by an on-demand, board-certified cardiologist.

HeartBeam’s credit card sized 3D ECG technology received FDA clearance for arrhythmia assessment in December 2024 and the 12-Lead ECG synthesis software received FDA clearance for arrhythmia assessment in December 2025. The HeartBeam System did not generate any revenue in 2025.

We are focused on advancing several key initiatives as part of our growth strategy:

●	Limited Launch: On the back of our recent FDA Clearance for the HeartBeam System, we are initiating a market introduction in early 2026, focusing on select concierge and preventive cardiology groups that have proactively signaled strong interest in adopting HeartBeam’s technology. This limited market release will enable the Company to validate real-world performance and establish reference sites for broader commercialization.

In March 2026, the Company announced ClearCardio as its first commercial customer. ClearCardio is a leading preventive cardiology practice that has served thousands of patients through advanced heart health screening and personalized prevention programs. The partnership includes an initial staged rollout to ensure a seamless patient and physician experience and plans for broader expansion to thousands of highly engaged members across multiple U.S. geographies. The initial agreement with ClearCardio is structured as a Letter of Intent (LOI), outlining the commercial terms and a collaborative rollout plan, including a subscription fee per patient. During the initial deployment phase, HeartBeam and ClearCardio intend to negotiate and execute a definitive agreement.

●	Heart Attack Detection: We are pursuing an expansion of our cleared indications through a heart attack detection indication, supported by compelling proof-of-concept data and representing a major expansion opportunity to tens of millions of patients in the U.S.

In March 2026, the Company announced it enrolled the first patients in the ALIGN-ACS study. HeartBeam’s technology is uniquely capable of assessing possible heart attacks outside of traditional clinical settings and this milestone signifies a key step toward a future FDA indication expansion for heart attack assessment. The ALIGN-ACS pilot study is designed to enroll 100 patients presenting with chest pain in the emergency room (ER). Patients will be evaluated with both a standard 12-lead ECG and the HeartBeam device and both results will be compared with each patient’s final diagnosis at discharge. As the study is designed to enroll chest pain patients in the ER, enrollment is expected to progress quickly.

●	Extended Wear Patch: We are making significant advancements with an on-demand 12L ECG extended wear monitor. The Company has developed a working prototype of its novel 12L patch, which has the potential to be a best-in-class offering in an existing multi-billion-dollar market with reimbursement.

In March 2026, the Company unveiled the working prototype of the 12L patch. In addition to working just like existing patches and continually recording a patient’s heart rhythms with a single lead, HeartBeam’s patch has the ability to record an on-demand 12-Lead ECG by simply placing two fingers on the front of the device. We believe that this 12L patch can disrupt the Ambulatory Cardiac Monitoring market, a $2B revenue market with established reimbursement, that consists of the long-term continuous monitor and mobile cardiac telemetry or MCT segments.

●	Longitudinal Data and AI: The Company believes it has the ability to unlock the power of the unique data-rich repository generated from our 3D ECG platform and deep learning algorithms. As adoption grows, the ability for patients to record synthesized 12L ECGs over time will create the opportunity to build AI-based screening and prediction algorithms that go beyond what is possible with single-timepoint ECGs or traditional wearables.

In March 2026, the Company and the Icahn School of Medicine at Mount Sinai in New York (“Mount Sinai”) entered into strategic AI collaboration to bring clinical-grade heart monitoring into the home. This collaboration will aim to accelerate development of personalized cardiac AI on the HeartBeam platform for wellness and clinical applications, including assessing heart attack risk. It combines Mount Sinai’s world-class AI and clinical expertise with HeartBeam’s groundbreaking 3D ECG signal collection technology. The partnership marks a significant milestone in the Company’s long-term strategy to build an ecosystem around its platform and strengthen its leadership in AI-enabled cardiac monitoring.

As of December 31, 2025, we had 16 employees. In January 2026, the Company hired a Chief Commercial Officer, Bryan Humbarger, bringing total headcount to 17 employees. Mr. Humbarger brings more than 25 years of experience in building and scaling groundbreaking medical technologies. While initially focused on launching the Company’s FDA-cleared 12L system for arrhythmia assessment, he will lead the Company’s broader commercialization strategy across key growth initiatives, including heart attack detection and the 12L ECG extended wear patch.

We intend to strike a balance of managing our headcount in line with cash resources, while also, at the appropriate time, hiring or engaging additional full-time professionals, employees, and/or consultants in alignment with our growth strategy. To that end, the Company does not anticipate the need to hire a large sales force during the initial launch of its HeartBeam System. We believe that a few well-placed resources will help provide the data points required to effectively invest into a broader launch using a scalable model that will lead to profitable growth.

Although the market is highly competitive for attracting and retaining highly qualified professionals in our industry, we continue our endeavor to find such candidates for our Company. Our management team and additional personnel that we may hire in the future will be primarily responsible for executing and implementing growth opportunities, making tactical decisions related to our strategy and pursuing opportunities to invest in new technologies through strategic partnerships and acquisitions.

Market Overview

Chronic diseases are the number one burden on the healthcare system, driving up costs each year, and cardiovascular illnesses are one of the top contributors. Regulators, payers, and providers are focused on earlier diagnosis and improved management of these conditions to drive better outcomes at lower cost. One way to accomplish this is through the use of Connected Medical Devices - solutions that use technology to provide healthcare services remotely and aim to reduce healthcare expenditures while allowing patients to engage with clinicians and better self-manage their care. The Connected Medical Device Market size is estimated at $66 billion in 2024, and is expected to reach $133 billion by 2029, growing at a compounded annual growth (“CAGR”) of 15% during the forecast period (2024-2029).

Cardiovascular disease is the most expensive disease to manage and is estimated to be responsible for one in every eight healthcare dollars spent in the US, projected to cost the US healthcare system $1 trillion by 2035. As cardiovascular disease is the leading cause of death worldwide, early detection, diagnosis, and management of chronic cardiac conditions are necessary to relieve the increasing burden on the healthcare system. Diagnostic tests such as ECGs are used to detect, diagnose, and track numerous cardiovascular conditions. The market for cardiac monitoring technologies, such as Holter monitors, patch-based cardiac monitoring technologies, and any other ECG-based technology used for clinical diagnosis is projected to reach approximately $18 billion by 2030, a CAGR of approximately 8%.

With advances in mobile communications, diagnostic monitoring of cardiac conditions is increasingly occurring outside the hospital. Global sales of patient monitoring devices in 2021 were $42 billion. With a CAGR of approximately 11% from 2022 to 2032, the market is projected to reach a valuation of $125 billion by 2032. The adoption of such technology was greatly accelerated by the COVID-19 pandemic.

In the US, someone has a heart attack every 40 seconds. We believe there are no products on the market that are portable, easy to use, and always with the patient to provide physicians with timely and highly accurate information about heart conditions that could be detected with a standard 12L ECG. A tool that is always with the patient and decreases time to intervention would have a significant effect on saving lives and healthcare dollars. We believe our technology will address this problem by providing convenient, cost-effective cardiac monitoring solutions through our two form factors and our evolving software. Our platform is creating an ecosystem for physicians and patient engagement.

Products and Technology

HeartBeam’s IP and novel technology have resulted in our initial Product, the HeartBeam System. Our HeartBeam System device records cardiac signals with integrated electrodes rather than cables. The electrocardiogram (ECG) signal collection device is similar in size to a credit card, is about 1/8 inch (4 mm), and weighs about 1 ounce (28 grams). The core technology consists of a series of patented inventions and associated algorithms that allow us to capture the heart’s electrical activity from three distinct directions and get a complete view of the heart’s electrical activity. As a high-fidelity ECG system, it captures heart signals from three distinct directions for actionable heart health information and allows physicians to diagnose a wide range of non-urgent complex arrhythmias.

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HeartBeam device in ready position (left) and the front view(right)

Our patented technology, along with a proprietary algorithm, allows us to generate signals similar to a 12L ECG without the need for cables, unlike a standard 12L ECG machine. In addition, we use the concept of a baseline, through which we will be able to measure the change in cardiac parameters between an asymptomatic (baseline) recording and the symptomatic recording. The baseline is personalized for every patient, offering an increase in diagnostic performance as published previously in JACC: Advances https://www.jacc.org/doi/10.1016/j.jacadv.2023.100454).

Longer-term, there will be obvious ease-of-use advantages when comparing our credit card-sized device to the current 12L ECG machine. The small form factor of our device makes it portable and able to be used by a patient at home or elsewhere. The device can be self-applied versus requiring a trained professional to apply. Additionally, the ease of use will allow for prompt data collection, immediately upon symptom onset, which can be sent a physician to assess the patient’s ECG in the context of the patient’s baseline ECG, symptoms, and cardiac health history.

As we commence our commercialization efforts, The HeartBeam System will consist of a number of capabilities:

1.	An FDA-cleared, cable-free 12L ECG collection device for the assessment of arrhythmias. The device captures cardiac signals in 3D through three non-coplanar dimensions and transmits them via Bluetooth connection to a smartphone. The device’s small form factor allows it to always be with the patient. It is easy to use, as all that is required of the patient is that the device be pressed against the chest.

2.	A cloud-based software system that serves four basic functions: (1) performing ECG signal quality checks, (2) synthesizing a 12L ECG from the 3D ECG, and (3) preparing a summary report for the physician. To facilitate a more accurate physician interpretation of the data, the software will also overlay the patient’s synthesized baseline 12L ECG waveform on the synthesized 12L ECG waveform from the current reading. To ensure high signal quality, the system checks for noise levels in the recorded signals. Those signals that can be effectively filtered are accepted and those that have a noise level above an empirically established threshold are rejected. If a recorded signal is rejected, the user is asked to repeat the recording.

3.	A web-based physician portal capable of displaying the following relevant information for the physician to analyze: patient history, symptoms, synthesized 12L ECG, and recorded 3 leads. Our physician portal assists physicians with their diagnostic interpretation by providing both the baseline 12L synthesized ECG and the 12L synthesized ECG that is under evaluation.

4.	A dedicated team of cardiologists, offering 24/7/365 services in order to provide a recommended course of action to patients based on the ECG signals, symptoms, and patient history. The patient will have the option of having a consult with a medical professional.

We believe this is the first patient-friendly, portable device of its kind to be cleared by the FDA, and our two FDA clearances are major milestones for the Company. In addition, our FDA clearances provide the regulatory foundation for subsequent products and expanded indications for use in our product portfolio.

Future versions of our Products may include an expansion of our cleared indications through a heart attack detection indication, an on-demand 12L ECG extended wear patch monitor, and AI-based classification, screening and prediction algorithms.

The Company believes it has the ability to unlock the power of the unique data-rich repository generated from our 3D ECG platform and deep learning algorithms. As adoption grows, the ability for patients to record synthesized 12L ECGs over time will create the opportunity to build AI-based screening and prediction algorithms that go beyond what is possible with single-timepoint ECGs or traditional wearables.

The custom software and hardware of our Products are classified as Class II medical devices by the FDA. Premarket review and clearance by the FDA for Class II devices is generally accomplished through the 510(k) premarket notification process or De Novo process. Given the proposed intended use of our device, the 510(k) submission or De Novo process is expected to require clinical data to support future FDA clearances.

Market Opportunity

ECGs are key diagnostic tests utilized in the diagnosis and monitoring of cardiovascular disease, the number one cause of death worldwide. According to the American Heart Association, there were approximately 130 million adults living with cardiovascular disease and approximately 20 million adults with diagnosed CAD in the US. The prevalence of these cardiac conditions and thus the market size is increasing, due to an aging population and lifestyle choices.

Every 40 seconds someone in the US has a heart attack, or MI. Unfortunately, there is no way for patients at home to distinguish if the symptoms they are experiencing are due to an MI, or some other more benign condition such as indigestion. As a result, patients often ignore symptoms and delay seeking care, which leads to worse outcomes and increased mortality. Shortening that time from symptoms to the door of a medical facility would reduce complications and save lives. On the other hand, many patients who go to the Emergency Department (ED) with chest pain are not experiencing an MI. Chest pain is the second most common reason for an ED visit in patients over 45, yet fewer than 20% of chest pain ED visits result in a diagnosis of a life-threatening condition. These unnecessary ED visits lead to well over $10 billion in unnecessary healthcare expenditures.

Most ECGs are conducted in a healthcare facility setting using a 12L ECG machine, the gold standard. ECGs taken outside of healthcare facilities are expected to grow more quickly than in-hospital ECGs. Monitoring cardiac patients outside of a hospital is a fast-growing trend, as it is less expensive and provides a better patient experience. However, while ambulatory cardiac monitoring devices are often much easier for patients to use, they have fewer leads than the gold standard and therefore cannot offer as comprehensive a picture of cardiac health.

While a standard 12L ECG readout is of great medical value, it is simply impractical to have a standard 12L machine next to patients when they experience symptoms outside the clinical setting, since recording the event requires attaching multiple electrodes to the patient’s body with professional assistance. While existing technologies use predominantly single lead ECG devices to monitor arrhythmias, these technologies do not provide information to the physician on the presence of life-threatening conditions such as acute coronary syndrome (ACS) including MIs, also known as heart attacks.

We believe our technology will address these market needs and has several key attributes that make it a good fit for these patients. Our Product can be used anywhere when symptoms occur and offers the potential for lifelong patient usage. The device can be always near the patient and ready to be used for recording a cardiac event. It enables real-time transmission of the ECG signals and a synthesized 12L ECG. We believe physicians will typically prescribe our solution to chronic cardiovascular patients for long term monitoring, thereby enabling prolonged data collection and delivering a more complete picture for diagnosis. This will also enable the use of artificial intelligence (AI) on our future database that will have a unique set of longitudinal ECG signals and synthesized 12L ECGs.

As we believe our ECG platform will demonstrate 12L equivalence and clinical and cost-effectiveness advantages, coupled with a patent protected technology, we believe this might open multiple licensing and/or partnering opportunities with players in the ECG, cardiac monitoring patch and smart watch verticals.

Clinical Data

Our technology is backed by robust clinical data, including the VALID-ECG pivotal study, which validated the clinical performance of the HeartBeam synthesized 12-lead ECG for arrhythmia detection. The results of this pivotal study were presented at the Heart Rhythm Society conference in April 2025. The study evaluated the mean difference in ECG intervals and amplitudes between HeartBeam’s synthesized 12L ECG and a simultaneously collected standard 12L ECG. Intervals and amplitudes are important in assessing non-life-threatening arrhythmias. Data showed a 93.4% overall diagnostic agreement, indicating that HeartBeam’s synthesized 12L ECG can support manual detection of arrhythmias in a manner consistent with standard 12L ECGs. The VALID-ECG pivotal study was a multicenter trial that enrolled 198 patients across five clinical sites in the US, including Allegheny Health Network, Atlanta Heart Specialists, Mount Sinai Hospital, Northwell Health and Piedmont Heart Institute. Efforts were made to enroll patients with a diverse demographic profile reflective of the intended use population in the United States.

In the area of heart attack detection, a landmark clinical study on the Company’s technology was published in the August 2023 issue of the journal JACC: Advances. The publication, “Coronary Artery Occlusion Detection Using 3-Lead ECG System Suitable for Credit Card-Size Personal Device Integration” demonstrated that HeartBeam technology detects the presence of a coronary occlusion, the cause of heart attacks, with the same accuracy as a standard 12L ECG. The study showed that the automated analysis of the 3D ECG and 12L ECG signals had similar performance in determining whether a coronary artery was occluded. Also in the study, the human interpretation of the 12L ECGs had significant intra- and inter-observer variability, which does not occur with automated readings. The study also showed that the presence of the “normal baseline” recording, a novel feature that is integral to HeartBeam’s 3D ECG technology, dramatically improved the accuracy of interpretation, increasing the Area Under the Curve, a standard measure of diagnostic performance, from 0.72 to 0.95. This is particularly important since physicians who are analyzing 12L ECGs often do not have access to a normal baseline, implying that the HeartBeam System could outperform this approach. The study was a collaboration of Harvard Medical School Faculty at Beth Israel Deaconess Medical Center in Boston, MA, and Clinical Center of Serbia in Belgrade.

Clinical data supporting the performance of the HeartBeam deep learning algorithm continue to expand. Most recently, results demonstrating its performance in the classification of atrial fibrillation, atrial flutter and sinus rhythm were presented at HRX in September 2025 in Atlanta, GA. Earlier data presentations were made at the European Heart Rhythm Society, held in Berlin, Germany in April 2024 and the Heart Rhythm Society, held in Boston, MA in May 2024.

Competition

The cardiac monitoring and detection market is characterized by rapid technological change and strong competition. There are numerous companies developing technologies that are competitive, in a broad sense, to our products, and many of these companies have significantly greater resources than HeartBeam.

In the category of ambulatory cardiac monitors - devices that are intended to be used outside of a health facility setting - there are two major segments: consumer devices and devices prescribed for ACS.

Consumer Devices

The consumer device segment consists of devices that are FDA cleared but are sold directly to patients, without a prescription. Generally, these devices are single lead ECG devices intended to recognize heart rhythm abnormalities, such as atrial fibrillation, but are not intended for ischemia detection or for life threatening conditions such as heart attack.

●	Apple Inc, a public company located in Cupertino, CA, produces the Apple Watch, which includes an ECG functionality. The Apple Watch is a single lead ECG with two electrodes that contact the wrist and the finger and is intended to detect some common cardiac arrhythmias, such as Atrial Fibrillation.

●	AliveCor Inc, a private company located in Mountain View, CA, produces the KardiaMobile, KardiaMobile Card and KardiaMobile 6L devices. These devices are intended to detect some common cardiac arrhythmias, such as Atrial Fibrillation.

●	Google Inc, a public company located in Mountain View, CA, produces the Pixel 2 smartwatch and ECG app. The Pixel 2 watch is a single lead ECG with two electrodes that contact the fingers and is intended to detect some common cardiac arrhythmias, such as Atrial Fibrillation.

●	Samsung Electronics Co., Ltd, based in Seoul, South Korea, is publicly traded in Korea. It produces the Galaxy Watch3 and Galaxy Watch Active2 smartwatches with an ECG functionality, intended to detect some common cardiac arrhythmias, such as Atrial Fibrillation.

Devices prescribed for ischemia detection

There are a small number of devices that have been cleared by FDA to be used outside of healthcare facilities that provide information for patients with potential ischemic events such as MIs.

●	Avertix Medical Inc. (formerly Angel Medical Systems, Inc.) is a private company based in Eatontown, NJ. The AngelMed Guardian is an implantable cardiac monitor for patients who are deemed to be extremely high risk for an MI. Physicians implant the AngelMed Guardian in patients. We believe that the HeartBeam System device will be a viable alternative to the AngelMed Guardian, as it does not require an implant and does not have a high up-front cost.

●	SHL Telemedicine Ltd., is based in Tel Aviv, Israel and is publicly traded. It produces Smartheart, a 12L ECG indicated for patient use at home. Smartheart Pro is larger and more complex than our solution, requiring the placement of an electrode belt, two underarm electrodes and a waist electrode, and moistening the areas before use. Most patients would find this technology impractical to be carried with them at all times because of the large size and complex lead attachment procedure.

Patch monitoring companies

The patch monitor cardiac monitoring segment consists of devices that are FDA cleared and are prescribed by cardiologists and electrophysiologists for the primary purpose of diagnosing patients with cardiac arrhythmias. Generally, these devices are single lead or 3-lead ECG devices intended to recognize heart rhythm abnormalities, such as atrial fibrillation, heart blocks, etc. but are not intended for ischemia detection or for life threatening conditions such as heart attack. While these platforms are widely adopted for rhythm management, they are technically constrained from detecting complex ischemic conditions, a diagnostic gap HeartBeam intends to fill by offering a 12-lead equivalent ECG signal within a patch form factor.

●	iRhythm Technologies is a public company based in San Francisco, CA, which is a manufacturer of cardiac monitoring patches such as Zio XT and Zio AT. While iRhythm has established a significant footprint with its Zio single-lead wearable patch platform, it is primarily limited to arrhythmia detection and lacks the diagnostic depth of a 12-lead ECG required to identify complex conditions like myocardial ischemia.

●	Boston Scientific is a public company based in Marlborough, Massachusetts, which is a manufacturer of The BodyGuardian cardiac monitoring platform. The BodyGuardian cardiac monitoring platform allows for transitions between Holter, Event, and Mobile Cardiac Telemetry (MCT) modes using a single patch sensor. While the system provides flexible configurations in single or 3-lead formats, its clinical utility is primarily restricted to arrhythmia detection and does not provide the comprehensive diagnostic depth of a 12-lead ECG.

●	BioTelemetry, a subsidiary of Philips, is a public company based in Malvern, PA, which is a manufacturer of a portfolio of Mobile Cardiac Telemetry (MCOT) and Extended Monitoring - ePatch monitoring systems. These devices primarily utilize single or 3-lead configurations optimized for the detection of common arrhythmias and atrial fibrillation during a patient’s daily activities.

Intellectual Property

We believe our intellectual property (“IP”) protects our innovations, and our goal is to become a leader in the ambulatory ECG sector. For some aspects of our proprietary technology, we rely on trade secret protection, while for others we pursue patent protection. It is our view that the combination of these two methods of IP protection maximizes our chances for success.

The Company’s patent portfolio includes twenty-five (25) issued patents worldwide, consisting of seventeen (17) issued patents in the United States and eight (8) issued patents outside of the United States, including one (1) European patent granted with unitary effect under the Unitary Patent system.

In the United States, the Company also has twelve (12) additional pending patent applications. Outside the United States, the Company has twenty-two (22) pending patent applications in jurisdictions including Canada, China, the European Union, Japan, South Korea, and Australia.

The issued patents are expected to expire between April 11, 2036, and April 21, 2042. The pending applications, regardless of publication status, are projected to expire between April 11, 2036, and February 20, 2045.

Over the course of 2025 and into early 2026, we were granted a total of eight (8) new patents relating to its compact, mobile three-lead cardiac monitoring technologies and automated diagnostics, methods for atrial fibrillation detection, photoplethysmogram data analysis and presentation, and electrocardiogram patch devices and methods. These patents significantly strengthen HeartBeam’s intellectual property position surrounding its credit card-sized ECG device, reinforcing both the defensive and offensive moats around the company’s core technology. They also expand the application of risk-based diagnostic algorithms across HeartBeam’s wearable device portfolio and cover methods for automatically assessing a patient’s risk of an acute cardiac event by evaluating clinical risk factors and generating a diagnostic report.In addition, HeartBeam continues to expand its intellectual property portfolio and filed two (2) non-provisional, three (3) provisional and three (3) continuing patent applications throughout 2025, further strengthening the protection of its proprietary technologies.

The Company’s issued and pending U.S. patent claims are directed to compact electrocardiogram (ECG) systems for remote detection and/or diagnosis of acute myocardial infarction (“AMI”). Outside of the U.S., the pending applications in the European Union, Canada (“CA”), Australia (“AU”), Japan (“JP”), South Korea (“KR”), and China (“CN”) generally correspond to the Company’s U.S filings. The following table sets forth a brief description of issued and pending patents, including their respective titles:

Patent Type	Application No. Pat. No.	Status	Predicted Expiration	Title Summary
Utility (US)	15/096,159 US 10,433,744	Issued	Sep 15, 2036	MOBILE THREE-LEAD CARDIAC MONITORING DEVICE AND METHOD FOR AUTOMATED DIAGNOSTICS Methods and apparatuses for remote and detection and/or diagnosis of acute myocardial infarction (AMI).
Utility (US)	15/632,155 US 10,117,592	Issued	Apr 11, 2036	MOBILE THREE-LEAD CARDIAC MONITORING DEVICE AND METHOD FOR AUTOMATED DIAGNOSTICS Methods and apparatuses for remote and detection and/or diagnosis of acute myocardial infarction (AMI).
Utility (US)	17/092,152 US 11,877,853	Issued	Jun 2, 2037	MOBILE THREE-LEAD CARDIAC MONITORING DEVICE AND METHOD FOR AUTOMATED DIAGNOSTICS Methods and apparatuses for remote and detection and/or diagnosis of acute myocardial infarction (AMI).
Utility (US)	17/202,299 US 11,071,490	Issued	Apr 11, 2036	ELECTROCARDIOGRAM PATCH DEVICES AND METHODS Methods and apparatuses for remote and detection and/or diagnosis of acute myocardial infarction (AMI).
Utility (DE)	16777474.4 DE 602016073016.2	Issued	Apr 11, 2036	MOBILE THREE-LEAD CARDIAC MONITORING DEVICE AND METHOD FOR AUTOMATED DIAGNOSTICS Methods and apparatuses for remote and detection and/or diagnosis of acute myocardial infarction (AMI).
Utility (FR)	16777474.4 FR 3280326	Issued	Apr 11, 2036	MOBILE THREE-LEAD CARDIAC MONITORING DEVICE AND METHOD FOR AUTOMATED DIAGNOSTICS Methods and apparatuses for remote and detection and/or diagnosis of acute myocardial infarction (AMI).
Utility (GB)	16777474.4 GB 3280326	Issued	Apr 11, 2036	MOBILE THREE-LEAD CARDIAC MONITORING DEVICE AND METHOD FOR AUTOMATED DIAGNOSTICS Methods and apparatuses for remote and detection and/or diagnosis of acute myocardial infarction (AMI).
Utility (NL)	16777474.4 NL 3280326	Issued	Apr 11, 2036	MOBILE THREE-LEAD CARDIAC MONITORING DEVICE AND METHOD FOR AUTOMATED DIAGNOSTICS Methods and apparatuses for remote and detection and/or diagnosis of acute myocardial infarction (AMI).
Utility (UP)	22174820.5 Unitary Patent 4066732	Issued	Apr 11, 2036	MOBILE THREE-LEAD CARDIAC MONITORING DEVICE AND METHOD FOR AUTOMATED DIAGNOSTICS Methods and apparatuses for remote and detection and/or diagnosis of acute myocardial infarction (AMI).
Utility (EU)	25183340.6	Published	Apr 11, 2036	MOBILE THREE-LEAD CARDIAC MONITORING DEVICE AND METHOD FOR AUTOMATED DIAGNOSTICS Methods and apparatuses for remote and detection and/or diagnosis of acute myocardial infarction (AMI).
Utility (EU)	19894815.0	Published	Nov 18, 2039	HAND HELD DEVICE FOR AUTOMATIC CARDIAC RISK AND DIAGNOSTIC ASSESSMENT Method and apparatus for performing automatic cardiac diagnosis.
Utility (US)	17/296,669 US 11,701,049	Issued	Nov 18, 2039	HAND HELD DEVICE FOR AUTOMATIC CARDIAC RISK AND DIAGNOSTIC ASSESSMENT Method and apparatus for performing automatic cardiac diagnosis.
Utility (US)	18/324,111 US 12,402,823	Issued	Nov 18, 2039	HAND HELD DEVICE FOR AUTOMATIC CARDIAC RISK AND DIAGNOSTIC ASSESSMENT Method and apparatus for performing automatic cardiac diagnosis.
Utility (US)	17/443,456 US 11,793,444	Issued	Apr 11, 2036	ELECTROCARDIOGRAM PATCH DEVICES AND METHODS Adhesive patch methods and apparatuses for remote and detection and/or diagnosis of acute myocardial infarction (AMI).

Patent Type	Application No. Pat. No.	Status	Predicted Expiration	Title Summary
Utility (US)	17/570,368 US 11,419,538	Issued	Apr 11, 2036	ELECTROCARDIOGRAM PATCH DEVICES AND METHODS Adhesive patch methods and apparatuses for remote and detection and/or diagnosis of acute myocardial infarction (AMI).
Utility (US)	18/363,685 12,539,067	Issued	Apr 11, 2036	ELECTROCARDIOGRAM PATCH DEVICES AND METHODS Adhesive patch methods and apparatuses for remote and detection and/or diagnosis of acute myocardial infarction (AMI).
Utility (US)	17/609,014 US 12,207,908	Issued	June 30, 2041	COMPACT MOBILE THREE-LEAD CARDIAC MONITORING DEVICE Compact, mobile three-lead cardiac monitoring devices for remote detection and/or diagnosis of cardiac events.
Utility (AU)	2020275409	Issued	May 13, 2040	COMPACT MOBILE THREE-LEAD CARDIAC MONITORING DEVICE Compact, mobile three-lead cardiac monitoring devices for remote detection and/or diagnosis of cardiac events.
Utility (CA)	3137669	Published	May 13, 2040	COMPACT MOBILE THREE-LEAD CARDIAC MONITORING DEVICE Compact, mobile three-lead cardiac monitoring devices for remote detection and/or diagnosis of cardiac events.
Utility (EU)	20806312.3	Published	May 13, 2040	COMPACT MOBILE THREE-LEAD CARDIAC MONITORING DEVICE Compact, mobile three-lead cardiac monitoring devices for remote detection and/or diagnosis of cardiac events.
Utility (JP)	2021568329 JP 7682105	Issued	May 20, 2040	COMPACT MOBILE THREE-LEAD CARDIAC MONITORING DEVICE Compact, mobile three-lead cardiac monitoring devices for remote detection and/or diagnosis of cardiac events.
Utility (JP)	2025080149	Pending	May 20, 2040	COMPACT MOBILE THREE-LEAD CARDIAC MONITORING DEVICE Compact, mobile three-lead cardiac monitoring devices for remote detection and/or diagnosis of cardiac events.
Utility (EU)	21892942.0	Published	Nov 12, 2041	COMPACT MOBILE THREE-LEAD CARDIAC MONITORING DEVICE WITH HYBRID ELECTRODE Compact, mobile three-lead cardiac monitoring devices for remote detection and/or diagnosis of cardiac events.
Utility (US)	18/252,803	Published	Nov 12, 2041	COMPACT MOBILE THREE-LEAD CARDIAC MONITORING DEVICE WITH HYBRID ELECTRODE Compact, mobile three-lead cardiac monitoring devices for remote detection and/or diagnosis of cardiac events.
Utility (CA)	3204059	Published	Jan 4, 2042	AMBULATORY ELECTROCARDIOGRAM PATCH DEVICES AND METHODS Cardiac monitoring patch devices (e.g., an ECG patch for 12-lead detection) for remote detection and/or diagnosis of cardiac events (e.g., acute myocardial infarction).
Utility (CN)	202280014121.4	Published	Jan 4, 2042	AMBULATORY ELECTROCARDIOGRAM PATCH DEVICES AND METHODS Cardiac monitoring patch devices (e.g., an ECG patch for 12-lead detection) for remote detection and/or diagnosis of cardiac events (e.g., acute myocardial infarction).
Utility (EP)	22734829.9	Published	Jan 4, 2042	AMBULATORY ELECTROCARDIOGRAM PATCH DEVICES AND METHODS Cardiac monitoring patch devices (e.g., an ECG patch for 12-lead detection) for remote detection and/or diagnosis of cardiac events (e.g., acute myocardial infarction).

Patent Type	Application No. Pat. No.	Status	Predicted Expiration	Title Summary
Utility (JP)	2023-540687	Published	Jan 4, 2042	AMBULATORY ELECTROCARDIOGRAM PATCH DEVICES AND METHODS
				Cardiac monitoring patch devices (e.g., an ECG patch for 12-lead detection) for remote detection and/or diagnosis of cardiac events (e.g., acute myocardial infarction).
Utility (US)	18/260,318	Published	March 15, 2041	AMBULATORY ELECTROCARDIOGRAM PATCH DEVICES AND METHODS
				Cardiac monitoring patch devices (e.g., an ECG patch for 12-lead detection) for remote detection and/or diagnosis of cardiac events (e.g., acute myocardial infarction).
Utility (US)	17/494,806 US 11,445,963	Issued	Oct 5, 2041	METHOD AND APPARATUS FOR RECONSTRUCTING ELECTROCARDIOGRAM (ECG) DATA Synthesizing (generating) 12-lead ECG dataset from 3-lead ECG data.
Utility (US)	17/948,099	Published	Oct 5, 2041	METHOD AND APPARATUS FOR RECONSTRUCTING ELECTROCARDIOGRAM (ECG) DATA Synthesizing (generating) 12-lead ECG dataset from 3-lead ECG data.
Utility (AU)	2022358735	Published	October 5, 2042	METHOD AND APPARATUS FOR RECONSTRUCTING ELECTROCARDIOGRAM (ECG) DATA Synthesizing (generating) 12-lead ECG dataset from 3-lead ECG data.
Utility (CA)	3233979	Published	October 5, 2042	METHOD AND APPARATUS FOR RECONSTRUCTING ELECTROCARDIOGRAM (ECG) DATA Synthesizing (generating) 12-lead ECG dataset from 3-lead ECG data.
Utility (CN)	202280080024.5	Published	October 5, 2042	METHOD AND APPARATUS FOR RECONSTRUCTING ELECTROCARDIOGRAM (ECG) DATA Synthesizing (generating) 12-lead ECG dataset from 3-lead ECG data.
Utility (EP)	22879447.5	Published	October 5, 2042	METHOD AND APPARATUS FOR RECONSTRUCTING ELECTROCARDIOGRAM (ECG) DATA Synthesizing (generating) 12-lead ECG dataset from 3-lead ECG data.
Utility (JP)	2024520678	Published	October 5, 2042	METHOD AND APPARATUS FOR RECONSTRUCTING ELECTROCARDIOGRAM (ECG) DATA Synthesizing (generating) 12-lead ECG dataset from 3-lead ECG data.
Utility (KR)	10-2024-7014745	Published	October 5, 2042	METHOD AND APPARATUS FOR RECONSTRUCTING ELECTROCARDIOGRAM (ECG) DATA Synthesizing (generating) 12-lead ECG dataset from 3-lead ECG data.
Utility (US)	17/726,497 US 11,529,085	Issued	Apr 21, 2042	APPARATUS FOR GENERATING AN ELECTROCARDIOGRAM
				Wrist-worn device can be taken off of the wrist and held against the chest to detect three orthogonal cardiac leads, and methods of using a wrist-worn device to detect the three orthogonal cardiac leads.
Utility (US)	18/068,481 US 11,969,251	Issued	Apr 21, 2042	APPARATUS FOR GENERATING AN ELECTROCARDIOGRAM
				Wrist-worn device can be taken off of the wrist and held against the chest to detect three orthogonal cardiac leads, and methods of using a wrist-worn device to detect the three orthogonal cardiac leads.

Patent Type	Application No. Pat. No.	Status	Predicted Expiration	Title Summary
Utility (US)	18/608,813	Published	Apr 21, 2042	APPARATUS FOR GENERATING AN ELECTROCARDIOGRAM Wrist-worn device can be taken off of the wrist and held against the chest to detect three orthogonal cardiac leads, and methods of using a wrist-worn device to detect the three orthogonal cardiac leads.
Utility (AU)	2023255677	Published	Apr 18, 2043	APPARATUS FOR GENERATING AN ELECTROCARDIOGRAM Wrist-worn device can be taken off of the wrist and held against the chest to detect three orthogonal cardiac leads, and methods of using a wrist-worn device to detect the three orthogonal cardiac leads.
Utility (CA)	3249211	Pending	Apr 18, 2043	APPARATUS FOR GENERATING AN ELECTROCARDIOGRAM Wrist-worn device can be taken off of the wrist and held against the chest to detect three orthogonal cardiac leads, and methods of using a wrist-worn device to detect the three orthogonal cardiac leads.
Utility (US)	16/362,527 US 10,980,433	Issued	Oct 12, 2038	HEALTH MONITORING AND GUIDANCE Methods, systems and software for the determination of stress states utilizing PPG sensors.
Utility (US)	16/368,568 US 11,412,972	Issued	Apr 19, 2040	DETECTION OF ATRIAL FIBRILLATION Methods and software for determining atrial fibrillation utilizing PPG sensors.
Utility (US)	16/368,571 US 11,234,658	Issued	Apr 5, 2039	PHOTOPLETHYSMOGRAM DATA ANALYSIS AND PRESENTATION Methods, systems and software for the creation of ECG-type waveforms from PPG sensor data.
Utility (US)	17/887,160 US 12,290,368	Issued	August 12, 2039	DETECTION OF ATRIAL FIBRILLATION Methods and software for determining atrial fibrillation utilizing PPG sensors.
Utility (EP)	EP 19724961.8	Published	March 28, 2039	PHOTOPLETHYSMOGRAM DATA ANALYSIS AND PRESENTATION Methods, systems and software for the creation of ECG-type waveforms from PPG sensor data.
Utility (KR)	KR 10-2020-7031103 KR 10-2770226	Issued	March 28, 2039	PHOTOPLETHYSMOGRAM DATA ANALYSIS AND PRESENTATION Methods, systems and software for the creation of ECG-type waveforms from PPG sensor data.
Utility (EP)	23792727.2	Published	Apr 18, 2043	APPARATUS FOR GENERATING AN ELECTROCARDIOGRAM Wrist-worn device can be taken off of the wrist and held against the chest to detect three orthogonal cardiac leads, and methods of using a wrist-worn device to detect the three orthogonal cardiac leads.
Utility (JP)	2024-561832	Published	Apr 18, 2043	APPARATUS FOR GENERATING AN ELECTROCARDIOGRAM Wrist-worn device can be taken off of the wrist and held against the chest to detect three orthogonal cardiac leads, and methods of using a wrist-worn device to detect the three orthogonal cardiac leads.

Patent Type	Application No. Pat. No.	Status	Predicted Expiration	Title Summary
Utility (KR)	10-2024-7037610	Published	Apr 18, 2043	APPARATUS FOR GENERATING AN ELECTROCARDIOGRAM
Wrist-worn device can be taken off of the wrist and held against the chest to detect three orthogonal cardiac leads, and methods of using a wrist-worn device to detect the three orthogonal cardiac leads.
Utility (US)	18/985,015	Published	May 13, 2040	COMPACT MOBILE THREE-LEAD CARDIAC MONITORING DEVICE Compact, mobile three-lead cardiac monitoring devices for remote detection and/or diagnosis of cardiac events.
Utility (US)	19/059,242	Pending	2/20/2045	WEARABLE HEART MONITOR BUFFERING MECHANISM SYSTEM AND METHOD Wearable devices with onboard computing power capable of pre-processing data and communicating a modified data packet(s).
Utility (US)	19/059,240	Pending	2/20/2045	ARTIFICIAL INTELLIGENCE BASED SYSTEM FOR PERSONALIZED ELECTROCARDIOGRAM MONITORING AND ALERTING Personalized ECG monitoring incorporating machine-learning algorithms.
Utility (US)	19/298,084	Published	Nov 18,2039	HAND HELD DEVICE FOR AUTOMATIC CARDIAC RISK AND DIAGNOSTIC ASSESSMENT Method and apparatus for performing automatic cardiac diagnosis.
Utility (US)	19/412,849	Pending	Dec 11, 2036	ELECTROCARDIOGRAM PATCH DEVICES AND METHODS
Prov (US)	63/935,030	Pending	N/A	SYSTEM AND METHOD FOR HEARTBEAT DETECTION USING A TRANSITIONAL ECG PATCH Methods, systems, and devices for detecting sleep apnea using a wearable ECG patch.
Prov (US)	63/864,948	Pending	N/A	METHODS AND SYSTEMS FOR AGGREGATING ECG MODEL OUTPUTS ACROSS TIME AND LEADS
Processing and interpretation of multi-lead ECG signals using AI, algorithmic, machine learning or signal analysis techniques.

We have entered, and generally plan to continue to enter into, non-disclosure, confidentiality and intellectual property assignment agreements with all new employees as a condition of employment. In addition, we intend to generally enter into confidentiality and non-disclosure agreements with consultants, manufacturers’ representatives, distributors, suppliers, and others to attempt to limit access to, use and disclosure of our proprietary information. There can be no assurance, however, that these agreements will provide meaningful protection or adequate remedies for our trade secrets in the event of unauthorized use or disclosure of such information.

The ownership of all filed patents is assigned to HeartBeam, Inc.

Research and Development

We are focused on creating innovative, user-friendly ambulatory solutions, that are always with the patient, assisting physicians in monitoring and diagnosing cardiac disease in patients. We believe that our success in developing initial products, underscored by our emphasis on user-friendly solutions, will set a solid foundation for our future endeavors.

We believe that our R&D team, primarily based in the US and Belgrade, Serbia, is a testament to our commitment to excellence and innovation and is comprised of seven employees, plus consultants, with expertise in the following:

●	Healthcare IT platform development, biomedical engineering, electrical engineering with expertise in machine learning (ML), signal processing and ECG analysis from the medical device industry, as well as specialties in wireless communication,

●	Of note, we have seven (7) Physicists and Electrical Engineers (all Ph.D. E.E. or Ph.D. Physics) credited with our key inventions and patents.

Looking ahead, we anticipate further enhancing our efforts in harnessing signal processing and artificial intelligence (AI) to broaden our diagnostic solutions across a spectrum of cardiac conditions.

Our core technology, a cable-free ECG that can measure the heart’s electrical activity in three distinct directions, is a platform technology that we believe is poised to revolutionize diagnostic solutions for cardiovascular patients. Potential applications include a synthesized 12L-capable patch ECG monitor, offering significant diagnostic advantages through its 12L capability over existing single-lead ECG patch products. This innovation aims to provide standard of care 12L ECG capabilities in a form factor like current single-lead ECG patches, which we believe addresses a critical gap in the market.

A further potential application is a synthesized 12L ECG smartwatch-based monitor, offering significant diagnostic advantages through its 12L capability over existing single-lead ECG smartwatch solutions. The plan for this monitor is to eliminate the need for dedicated ECG devices, offering synthesized 12L ECG capabilities directly from a smartwatch. Combining our unique and data rich set of signals with a smartwatch, we believe, will enable the detection of heart attacks and complex arrhythmias with unprecedented convenience and efficiency.

Both the patch and smartwatch-based monitor technologies are covered by patents that we believe provide us with a strong position to expand beyond the current platform.

Our AI team, comprising industry leading experts, developed a roadmap for AI-based tool development. These tools will combine state-of-the-art AI models and techniques applied to our unique and data-rich set of signals. Results of our initial AI development indicate the potential to significantly enhance ambulatory diagnostic capabilities over what is currently available. It is expected that AI development efforts will quickly become one of our major R&D efforts.

As we continue to advance our synthesized 12L technology, evidenced by our recently issued and allowed patents with potentially disruptive market impacts, our initial product will leverage rule-based algorithms, including signal processing and ECG synthesis. Concurrently, we are developing a number of AI-based cardiac disease detection algorithms to become the cornerstone of our commercialized systems.

Future Products

Our core technology - the approach to capturing the heart’s electrical activity in three distinct directions - is a platform technology that can provide diagnostic solutions to a variety of cardiovascular patients. Our plans call for expanding solutions that diagnose all major cardiac conditions that are diagnosed by ECGs.

We have now developed a working prototype of a synthesized 12-lead capable patch ECG monitor that will provide advantages over existing single-lead ECG patch products such as the Zio Monitor from iRhythm Technologies, Inc. Our approach will offer a synthesized 12-lead ECG with a patch that is very similar, in dimensions and look and feel, to the currently available single lead ECG patches. We believe providing standard of care 12-lead ECG capabilities will have significant diagnostic advantages over a single lead patch.

We also plan to integrate a synthesized 12-lead ECG smartwatch-based monitor intended for detection of heart attacks and complex cardiac arrhythmias. This invention is intended to eliminate the need for a dedicated ECG device while offering a synthesized 12-lead ECG capability enabling heart attack and complex arrhythmia detection.

We have developed initial deep learning algorithms, focused on the ability to detect various cardiac arrhythmias. Recent results demonstrating performance in the classification of atrial arrhythmias were presented at HRX 2025, building on prior data releases at the European Heart Rhythm Association in April 2024 and at the Heart Rhythm Society, in May 2024. We believe that, when combined with our Products, HeartBeam’s AI will provide additional value to patients and physicians in several ways, including:

●	Providing automated classification of cardiac conditions, including common arrhythmias,

●	Potentially enhancing user experience and simplify the onboarding process, and

●	In the longer run, we believe that applying deep learning algorithms on top of the rich data, especially with the longitudinal dataset from patients taking repeated readings, may result in unsurpassed predictive and diagnostic capabilities.

Corporate Information

HeartBeam was incorporated as a C corporation under the laws of the State of Delaware on June 11, 2015. We do not own any subsidiaries. Our corporate offices are located at 2118 Walsh Avenue, Suite 210, Santa Clara, CA 95050. Our telephone number is (408) 899-4443. The address of our website is https://www.heartbeam/. The inclusion of our website address in this prospectus does not include or incorporate by reference the information on our website into this prospectus.

OFFERING SUMMARY

This summary highlights certain information about this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in securities. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying base prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying base prospectus, and the information referred to under the heading “RISK FACTORS” in this prospectus supplement on page S-19 and on page 7 of the accompanying base prospectus, and in the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus.

Issuer	HeartBeam, Inc.

Common stock offered by us	[●] shares

Pre-Funded Warrants offered by us	We are also offering, in lieu of shares of Common Stock, Pre-Funded Warrants to purchase up to [●] shares of Common Stock to any purchasers whose purchase of shares of Common Stock in this offering would otherwise result in such investor, together with its affiliates and related parties, beneficially owning more than 4.99% of our outstanding Common Stock immediately following the consummation of this offering. The purchase price of each Pre-Funded Warrant is equal to the price at which the share of Common Stock is being sold in this offering, minus $0.0001, and the exercise price of each Pre-Funded Warrant is $0.001 per share. The Pre-Funded Warrants will be exercisable immediately and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. The Pre-Funded Warrants and the shares of Common Stock issuable upon the exercise thereof are being registered on the registration statement of which this prospectus supplement is a part.

Underwriter Warrants offered by us	Upon the closing of this offering, we have agreed to issue to the underwriter, or its designees, Underwriter Warrants to purchase up to [●] shares of Common Stock, equal to an aggregate of % of the total number of shares of Common Stock and Pre-Funded Warrants sold in this offering (the “Underwriter Warrants”). The Underwriter Warrants will be exercisable at a per share exercise price equal to [●]% of the offering price per share sold in this offering, or $[●]. The Underwriter Warrants will be exercisable immediately upon issuance, in whole or in part, at any time on or after the date of issuance and will be exercisable for a period of five years from the date of this prospectus supplement. The Underwriter Warrants and the shares of common stock issuable upon the exercise thereof are being registered on the registration statement of which this prospectus supplement is a part.

Common stock outstanding prior to the offering(1)	41,131,835 shares

Common stock to be outstanding after this offering(1)	[●] shares (or shares of Common Stock if the underwriters exercise their option to purchase additional shares in full) after giving effect to the exercise of all Pre-Funded Warrants sold in this offering and no exercise of any Underwriter Warrants.

Common Stock Trading symbol

Our Common Stock is traded on Nasdaq Capital Market under the symbol “BEAT”. There is no established trading market for the Pre-Funded Warrants, and we do not expect a trading market to develop. We do not intend to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system. Without a trading market, the liquidity of the Pre-Funded Warrants will be extremely limited.

Use of proceeds	We estimate that the net proceeds to us from this offering will be approximately $[ million], after deducting underwriting discounts and commissions and estimated expenses payable by us. We intend to use the net proceeds from this offering for general corporate purposes, working capital purposes and capital expenditures. See “Use of Proceeds.”

Risk factors	This investment involves a high degree of risk. See “Risk Factors” and other information included or incorporated by reference in this prospectus supplement beginning on page S-19 and the accompanying base prospectus beginning on page 7 for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.

Over-Allotment Option

We have granted the underwriter an over-allotment option. This option, which is exercisable from time to time, for up to 30 days after the date of this prospectus supplement, permits the underwriter to purchase up to an aggregate of [●] additional shares of common stock. The purchase price to be paid per additional share of common stock shall be equal to the public offering price of one share of common stock equal to $[●], less the underwriting discount.

(1)	The number of shares of Common Stock outstanding is based on shares of Common Stock issued and outstanding as of March 31, 2026 and excludes the following:

●	9,979,452 shares of Common Stock issuable upon the exercise of outstanding stock options having a weighted average exercise price of $2.09 per share;

●	501,488 shares of Common Stock issuable upon vesting of RSUs;

●	5,827,035 shares of Common Stock issuable upon the exercise of outstanding warrants having a weighted average exercise price of $4.42 per share; and

●	6,495,622 shares of Common Stock reserved for future issuance under the Company’s 2022 Equity Incentive Plan (the “2022 Equity Plan”).

Except as otherwise indicated herein, all information in this prospectus reflects or assumes:

●	no exercise of the outstanding options described above; and

●	no exercise by the Underwriter of the over-allotment option and Underwriter Warrants issued as part of its compensation.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

Risks Relating to this Offering

Management and our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern.

As described in Note 2 of our audited financial statements incorporated by reference herein, we believe that our existing working capital is insufficient to fund operations for the next twelve months following the issuance of the annual report. These factors raise substantial doubt regarding our ability to continue as a going concern. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty. If we cannot raise the necessary capital to continue as a viable entity, we could experience a material adverse effect on our business and our stockholders may lose some or all of their investment in us.

We can provide no assurances that any additional sources of financing will be available to us on favorable terms, if at all. Our forecast of the period of time through which our current financial resources will be adequate to support our operations and the costs to support our general and administrative, selling and marketing and research and development activities are forward-looking statements and involve risks and uncertainties.

If you purchase securities in this offering, you will experience immediate and substantial dilution in the book value of your shares.

Because the price per share of common stock being offered in this offering is expected to be substantially higher than the net tangible book value per share of our common stock, you may experience substantial dilution to the extent of the difference between the effective offering price per share of common stock you pay in this offering and the net tangible book value per share of our common stock immediately after this offering. Our net tangible book value as of December 31, 2025, was approximately $2.6 million, or $0.06 per share of common stock. Net tangible book value per share is equal to our total tangible assets minus total liabilities, all divided by the number of shares of common stock outstanding. See the section entitled “Dilution” on page S-23 below for a more detailed illustration of the dilution you may incur if you participate in this offering.

Our management team may invest or spend the proceeds raised in this offering in ways with which you may not agree or which may not yield a significant return.

Our management will have broad discretion over the use of proceeds from this offering. We currently intend to use the net proceeds of this offering as described in the section entitled “Use of Proceeds.” However, our management will have broad discretion in the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you are relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds will be used appropriately. The failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common stock to decline, and delay the development of our product candidates. Pending their use, we may invest the net proceeds from this offering in short-term, interest-bearing instruments. These investments may not yield a favorable return, or any return, to us or our stockholders.

We will likely issue additional common stock in the future, which would dilute the holdings of our existing stockholders.

In the future, we will likely issue additional shares of our common stock or securities convertible into or exchangeable or exercisable for our common stock, resulting in the dilution of the ownership interests of our stockholders. We may issue additional shares of our common stock or securities convertible into or exchangeable or exercisable for our common stock in connection with hiring or retaining personnel, future acquisitions or future capital-raising transactions or other business purposes. Moreover, the exercise of our existing outstanding warrants and stock options, which are exercisable for or convertible into shares of our common stock, would dilute our existing holders of common stock.

Holders of Pre-Funded Warrants purchased in this offering will have no rights as holders of common stock until such holders exercise their Pre-Funded Warrants and acquire our common stock.

Until holders of Pre-Funded Warrants acquire shares of our common stock upon exercise of the Pre-Funded Warrants, holders of Pre-Funded Warrants will have no rights with respect to the shares of our common stock underlying such Pre-Funded Warrants. Upon exercise of the Pre-Funded Warrants, the holders will be entitled to exercise the rights of a holder of common stock only as to matters for which the record date occurs after the exercise date.

Significant holders or beneficial holders of shares of our common stock may not be permitted to exercise the Pre-Funded Warrants that they hold.

A holder (together with its affiliates and other attribution parties) may not exercise any portion of a Pre-Funded Warrant to the extent that immediately prior to or after giving effect to such exercise the holder would own more than 4.99% of our outstanding common stock immediately after exercise, which percentage may be changed at the holder’s election to a higher or lower percentage not in excess of 9.99%. As a result, the holder may not be able to exercise its Pre-Funded Warrants for shares of our common stock at a time when it would be financially beneficial for the holder to do so. In such a circumstance, the holder could seek to sell its Pre-Funded Warrants to realize value, but the holder may be unable to do so in the absence of an established trading market and due to applicable transfer restrictions.

If we are unable to generate sustainable operating profit and sufficient cash flows, then our future success will depend on our ability to raise capital.

We intend to seek additional financing and evaluate financing alternatives in order to meet our cash requirements for the foreseeable future. We cannot be certain that raising additional capital, whether through selling additional debt or equity securities or obtaining a line of credit or other loan, will be available to us or, if available, will be on terms acceptable to us. If we issue additional securities to raise funds, these securities may have rights, preferences, or privileges senior to those of our common stock, and our current stockholders may experience dilution. If we are unable to obtain funds when needed or on acceptable terms, we may be required to curtail our current product development programs, cut operating costs, forego future development and other opportunities or even terminate our operations.

SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and any accompanying prospectus, including the documents that we incorporate by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements involve risks and uncertainties and include statements regarding, among other things, our growth strategies and opportunities, anticipated trends in our market, our anticipated needs for working capital, and our expectations regarding our business strategy, business prospects, operating results, operating expenses, working capital, liquidity, and capital expenditure requirements. Important assumptions underlying the forward-looking statements include, among others, demand for our products, the cost, terms, and availability of components, pricing levels, the timing and cost of capital expenditures, competitive conditions, and general economic conditions. Forward-looking statements are generally identifiable by use of the words “may,” “will,” “should,” “anticipate,” “estimate,” “plans,” “potential,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” or the negative of these words or other variations on these words or comparable terminology. In particular, these include statements relating to future actions, prospective products, market acceptance, future performance or results of current and anticipated products, sales efforts, expenses, and the outcome of contingencies such as legal proceedings and financial results. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus supplement.

These statements are based on our management’s current expectations, beliefs and assumptions concerning future events affecting us, which in turn are based on currently available information. These assumptions could prove inaccurate. They are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements. Although we believe that the estimates and projections reflected in the forward-looking statements are reasonable, our expectations may prove to be incorrect.

You should read this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus supplement is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus supplement and any accompanying prospectus is accurate as of the date on the front cover of this prospectus supplement. Because the risk factors included in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and except as may be required under applicable securities laws, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus supplement and the accompanying prospectus and the documents that we incorporate by reference herein and therein, and particularly our forward-looking statements, by these cautionary statements.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $[   ] (or $[   ] if the over-allotment option is exercised in full).

We currently intend to use the net proceeds from this offering, if any, to drive commercialization of the Company’s FDA-cleared 12-lead synthesized ECG system; advance development of its 12-lead ECG extended-wear patch and heart attack detection initiatives; further enhance its AI capabilities; and for working capital and general corporate purposes.

The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering. The amounts and timing of the actual expenditures will depend on numerous factors, including the status of our product development efforts, sales and marketing activities, technological advances, amount of cash generated or used in our operations and competition. Accordingly, our management will have broad discretion in the application of the net proceeds and investors will be relying on the judgment of its management regarding the application of the proceeds of this offering.

MARKET PRICE OF OUR COMMON STOCK

Our common stock and warrants are presently listed on The Nasdaq Capital Market under the symbol “BEAT” and “BEATW”, respectively. On April [●], 2026, the last reported sale price of our common stock was $[●].

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We intend to retain our future earnings, if any, for use in our business and therefore do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2025:

●	on an actual basis; and

●

on an as adjusted basis to reflect the sale of [●] shares of common stock and Pre-Funded Warrants (after giving effect to the exercise of all Pre-Funded Warrants sold) in this offering at the public offering price of $[●] per share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

You should read this table along with our unaudited consolidated financial statements and related notes as of and for the twelve months ended December 31, 2025, as well as the other financial information incorporated by reference in this prospectus supplement and the accompanying prospectus.

($ in thousands)	Actual	As Adjusted
Cash and cash equivalents	$4,380	$	[●]
Stockholders’ equity:
Preferred stock - $0.0001 par value; 10,000,000 authorized; 0 shares outstanding at December 31, 2025	—		—
Common stock - $0.0001 par value 100,000,000 shares authorized; 40,117,404 shares issued and outstanding at December 31, 2025	4		[●]
Additional paid-in capital	79,887		[●]
Accumulated deficit	(77,288)		[●]
Total Stockholders’ Equity	$2,603	$	[●]
Total Capitalization	$1,777		[●]

At December 31, 2025, the number of shares of common stock outstanding in the table above excludes:

●	9,119,589 shares of Common Stock issuable upon the exercise of outstanding stock options having a weighted average exercise price of $2.15 per share;

●	457,522 shares of Common Stock issuable upon vesting of RSUs;

●	5,827,035 shares of Common Stock issuable upon the exercise of outstanding warrants having a weighted average exercise price of $4.42 per share;

●	5,440,666 shares of Common Stock reserved for future issuance under the Company’s 2022 Equity Plan; and

●	970,467 related to At-the-Market (ATM) sales agreement with Public Ventures (“ATM Shares”) issued between January 1, 2026 – March 31, 2026.

Except as otherwise indicated herein, all information in this prospectus assumes:

●	no exercise of the outstanding options described above; and

●	no exercise by the Underwriter of the over-allotment option or the warrants issued to the Underwriter as compensation in connection with this Offering.

DILUTION

If you invest in our Common Stock in this offering, your ownership interest will be diluted to the extent of the difference between the assumed offering price per share of its Common Stock and the as adjusted net tangible book value per share of its Common Stock immediately after the offering. Historical net tangible book value per share represents the amount of the Company’s total tangible assets less total liabilities, divided by the number of shares of its Common Stock outstanding.

The historical net tangible book value (deficit) of our Common Stock as of December 31, 2025, was approximately $2.6 million or $0.06 per share based upon shares of Common Stock outstanding on such date. Historical net tangible book value (deficit) per share represents the amount of its total tangible assets reduced by the amount of its total liabilities, divided by the total number of shares of Common Stock outstanding.

After giving effect to the sale of all of the [●] of shares of Common Stock (which assumes the exercise of all Pre-Funded Warrants sold in this offering and no exercise of the Underwriter Warrants) offered in this offering at an assumed public offering price of $[●] per share after deducting estimated underwriting fees and estimated offering expenses net tangible book value as of [●], 2026 would have been $[●] or $[●] per share. This represents an immediate increase in net tangible book value of $[●] per share, to the existing stockholders, and an immediate dilution in net tangible book value of $[●] per share to new investors.

The following table illustrates this per share dilution of shares of Common Stock sold in this offering:

Public offering price per share	$	[●]
Historical net tangible book value per share as of December 31, 2025		$0.06
Increase in net tangible book value per share attributable to this offering	$	[●]
As adjusted net tangible book value per share after giving effect to this offering	$	[●]
Dilution per share to new investors in this offering	$	[●]

The foregoing discussion and tables above are based on 40,117,404 shares of Common Stock issued and outstanding as of December 31, 2025, and excludes the following:

At December 31, 2025, the number of shares of common stock outstanding in the table above excludes:

●	9,119,589 shares of Common Stock issuable upon the exercise of outstanding stock options having a weighted average exercise price of $2.15 per share;

●	457,522 shares of Common Stock issuable upon vesting of RSUs;

●	5,827,035 shares of Common Stock issuable upon the exercise of outstanding warrants having a weighted average exercise price of $4.42 per share;

●	5,440,666 shares of Common Stock reserved for future issuance under the Company’s 2022 Equity Incentive Plan (the “2022 Equity Plan”); and

●	970,467 related to ATM Shares issued between January 26 – March 31, 2026.

Except as otherwise indicated herein, all information in this prospectus reflects or assumes:

●	no exercise of the outstanding options described above;

●	no exercise by the Underwriter of the over-allotment option or the warrants issued to the Underwriter as compensation in connection with this Offering.

DESCRIPTION OF SECURITIES WE ARE OFFERING

In this offering, we are offering [●] maximum of shares of our Common Stock at public offering price of $[●] per share. To the extent that the purchase of shares of Common Stock would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% of our outstanding Common Stock immediately following the consummation of this offering, we are also offering the opportunity to purchase Pre-Funded Warrants in lieu of shares of Common Stock.

The material terms and provisions of our Common Stock are described under the caption “Description of Capital Stock” starting on page 7 of the accompanying base prospectus.

Pre-Funded Warrants

The following summary of certain terms and provisions of the Pre-Funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-Funded Warrant, the form of which will be filed as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

Duration and exercise price. Each Pre-Funded Warrant offered hereby will have an initial exercise price per share equal to $0.001. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.

Exercisability. The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s Pre-Funded Warrant to the extent that the holder would own more than 4.99% of the outstanding shares of common stock immediately after exercise, except that upon at least 61 days’ written prior notice from the holder to us, the holder may increase or decrease the amount of ownership of outstanding shares of common stock after exercising the holder’s Pre-Funded Warrants up to 9.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. No fractional shares of common stock will be issued in connection with the exercise of a Pre-Funded Warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Cashless exercise. If at the time of exercise, there is no effective registration statement registering the issuance of the shares upon exercise of the Pre-Funded Warrants, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Pre-Funded Warrants.

Fundamental transactions. In the event of any fundamental transaction, as described in the Pre-Funded Warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our shares of common stock, then upon any subsequent exercise of a Pre-Funded Warrant, the holder will have the right to receive as alternative consideration, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of common stock for which the Pre-Funded Warrant is exercisable immediately prior to such event.

Transferability. Subject to applicable laws, the Pre-Funded Warrants may be offered for sale, sold, transferred or assigned without our consent. The ownership of the Pre-Funded Warrants and any transfers of the Pre-Funded Warrants will be registered in a warrant register.

Exchange listing. There is no established trading market for the Pre-Funded Warrants. We do not intend to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system.

No rights as a stockholder. Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until such Pre-Funded Warrant holders exercise their Pre-Funded Warrants.

Underwriter Warrants

The following summary of certain terms and provisions of the Underwriter Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Underwriter Warrant, the form of which will be filed as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part. You should carefully review the terms and provisions of the form of Underwriter Warrant for a complete description of the terms and conditions of the Underwriter Warrants.

Upon the closing of this offering, we have agreed to issue to the underwriter, or its designees, Underwriter Warrants to purchase up to [●] shares of Common Stock equal to an aggregate of [●]% of the total number of shares of common stock and Pre-Funded Warrants sold in this public offering. The Underwriter Warrants will be exercisable at a per share exercise price equal to [●]% of the offering price per share sold in this offering, or $[●]. The Underwriter Warrants will be exercisable immediately upon issuance, in whole or in part, at any time on or after the date of issuance, and will be exercisable for a period of five years from the date of this prospectus supplement. See “Underwriting — Underwriter Warrants” on page S-27 of this prospectus supplement.

Transfer Agent

The transfer agent and registrar for our common stock is VStock Transfer, LLC with an address at 18 Lafayette Pl, Woodmere, NY 11598.

UNDERWRITING

We intend to enter into an underwriting agreement with Titan Partners Group LLC, a division of American Capital Partners, LLC, acting as the sole book-running manager (sometimes referred to as the “underwriter”). Subject to the terms and conditions of the underwriting agreement, the underwriter will agree to purchase, and we will agree to sell to it, the number of securities listed next to its name at the public offering price, less the underwriting discounts and commissions, as set forth on the cover page of this prospectus supplement and as indicated below:

Underwriter	Number of Shares	Number of Pre-Funded Warrants
Titan Partners Group LLC, a division of American Capital Partners, LLC
Total

The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the shares of common stock and Pre-Funded Warrants offered by this prospectus supplement are subject to various conditions and representations and warranties, including the approval of certain legal matters by its counsel and other conditions specified in the underwriting agreement. The shares of common stock and Pre-Funded Warrants are offered by the underwriter, subject to prior sale, when, as and if issued to and accepted by the underwriter. The underwriter reserves the right to withdraw, cancel or modify the offer to the public and to reject orders in whole or in part. The underwriter is obligated to take and pay for all of the shares of common stock and warrants offered by this prospectus supplement if any of the securities are taken.

We have agreed to indemnify the underwriter and certain of its affiliates and controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Securities and Exchange Act of 1934, as amended), among others, against specified liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments the underwriter may be required to make in respect thereof.

Discounts and Commissions

The underwriter proposes to sell the shares of common stock and Pre-Funded Warrants directly to the public at the public offering price set forth on the cover page of this prospectus supplement. After the offering to the public, the offering price and other selling terms may be changed by the underwriter without changing the proceeds we will receive from the underwriter. Any securities sold by the underwriter to securities dealers will be sold at the public offering price less a selling concession not in excess of $[●] per lot of one share and $[●] per lot of Pre-Funded Warrant.

The following table summarizes the public offering price, underwriting commissions and proceeds before expenses to us. The underwriting discount is [●]% of the gross proceeds received at the closing of the offering from the sale of the securities in the offering. We have also agreed to reimburse the underwriter at closing for reasonable, documented out-of-pocket expenses actually incurred by the underwriter, up to $[●], including the fees and disbursements of the underwriter’s legal counsel. We estimate that our total offering expenses for this offering, net of the underwriting discounts and commissions, will be approximately $[●]. We have also agreed to pay a non-accountable expense allowance equal to [●]% of the gross proceeds received at the closing if the offering.

	Per Share		Price Per Pre-Funded Warrant	Total
Public offering price	$	[●]	[●]	[●]
Underwriting discounts and commissions ([●] %)(1)	$	[●]	[●]	[●]
Proceeds, before expenses, to us	$	[●]	[●]	[●]

(1)	We have also agreed to reimburse the underwriters for certain expenses and to pay to the representative at the closing of the offering a non-accountable expense allowance equal to [●]% of the gross proceeds of this offering.

Our total estimated expenses of the offering, including registration, filing and listing fees, printing fees, legal and accounting expenses, and non-accountable expense, but excluding underwriting discounts and commissions, are approximately $[●].

Over-Allotment Option

We have granted the underwriter an over-allotment option. This option, which is exercisable from time to time, for up to 30 days after the date of this prospectus supplement, permits the underwriter to purchase up to an aggregate of [●] additional shares of common stock. The purchase price to be paid per additional share of common stock shall be equal to the public offering price of one share of common stock equal to $[●], less the underwriting discount.

Underwriter Warrants

Upon the closing of this offering, we have agreed to issue to the underwriter, or its designees, warrants (the “Underwriter Warrants”) to purchase a number of shares of common stock equal to an aggregate of [●] % of the total number of shares of common stock sold in this offering. The underwriter warrants will be exercisable at a per share exercise price equal to [●]% of the offering price of the shares of common stock sold in this offering, or $[●] per share.

The Underwriter Warrants will be exercisable immediately upon issuance, in whole or in part, at any time on or after the date of issuance, and will be exercisable for a period of five years from the date of this prospectus supplement.

Discretionary Accounts

The underwriter does not intend to confirm sales of the shares of common stock offered hereby to any accounts over which it has discretionary authority.

Indemnification

Pursuant to the underwriting agreement, we have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriter or such other indemnified parties may be required to make in respect of those liabilities.

Lock-Up Agreements

Without the prior written consent of the underwriter, for a period of 75 days following the date of the closing of this offering (the “Lock-Up Period”), we have agreed not to (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or common stock equivalents without the prior written consent of the underwriter; (ii) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of common stock or common stock equivalents or any securities convertible into or exercisable or exchangeable for shares of common stock or common stock equivalents; or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of common stock or common stock equivalents, whether any such transaction described in clause (i), (ii), or (iii) above is to be settled by delivery of shares of common stock or common stock equivalents, in cash or otherwise.

In addition, each of our directors and officers has entered into a lock-up agreement with the Company. Under the lock-up agreements, without the prior written consent of the underwriter, during the Lock-Up Period the foregoing persons may not, offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any Affiliate of the undersigned or any person in privity with the undersigned or any Affiliate of the undersigned), directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to, any shares of Common Stock of the Company or securities convertible, exchangeable or exercisable into, shares of Common Stock of the Company beneficially owned, held or hereafter acquired by the undersigned (the “Securities”) or make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or Common Stock Equivalents or publicly disclose the intention to do any of the foregoing. These restrictions on future dispositions by our directors and officers are subject to certain exceptions for transfers of Securities, including, but not limited to, transfers (i) as a bona fide gift or gifts, (ii) to the immediate family of the transferor, (iii) to any trust for the direct or indirect benefit of such person or the immediate family of the transferor, (iv) to any beneficiary of the transferor pursuant to a will or other testamentary document or applicable laws of descent and (v) to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held by the transferor or the immediate family of the transferor.

Listing

Our common stock is listed on The Nasdaq Capital Market under the trading symbol “BEAT.” There is no established trading market for the Pre-Funded Warrants, and we do not expect a trading market to develop. We do not intend to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system. Without a trading market, the liquidity of the Pre-Funded Warrants will be extremely limited. We have submitted an application to The Nasdaq Capital Market to list the shares of common stock offered hereby, including shares of common stock issuable upon exercise of the Pre-Funded Warrants and the Underwriter Warrants.

Price Stabilization, Short Positions and Penalty Bids

In order to facilitate the offering of our securities, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. In connection with the offering, the underwriter may purchase and sell our securities in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriter of a greater number of securities than they are required to purchase in the offering. [“Covered” short sales are sales made in an amount not greater than the underwriter’s option to purchase additional securities in the offering. The underwriter may close out any covered short position by either exercising the over-allotment option to purchase securities or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriter will consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option to purchase securities. “Naked” short sales are sales in excess of the over-allotment option to purchase securities. The underwriter must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of our securities in the open market after pricing that could adversely affect investors who purchase in the offering.] Stabilizing transactions consist of various bids for or purchases of securities made by the underwriter in the open market before the completion of the offering.

Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of our securities. As result, the price of our securities may be higher than the price that might otherwise exist in the open market.

The underwriter makes no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our securities. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Offer, Sale and Distribution of Securities

This prospectus supplement and accompanying base prospectus in electronic format may be made available on the websites maintained by the underwriter or selling group members, if any, participating in the offering. The underwriter may agree to allocate a number of securities to selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the selling group members that may make internet distributions on the same basis as other allocations. Other than this prospectus supplement and accompanying base prospectus in electronic format, the information on the underwriter’s or selling group member’s website and any information contained in any other website maintained by the underwriter or selling group member is not part of this prospectus supplement, accompanying base prospectus or the registration statement of which this prospectus forms a part.

Other Relationships

From time to time, the underwriter and/or its affiliates may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they will receive customary fees and commissions. However, except as disclosed in this prospectus, we have no present arrangements with the underwriter or any of its affiliates for any further services.

Pricing of the Offering

The terms and the public offering prices of the securities offered hereby were determined by negotiations between us and the underwriter. Among the factors considered in determining the public offering price were our future prospects and those of our industry in general, our sales, earnings and certain other financial and operating information in recent periods, and the price-earnings ratios, price-sales ratios, market prices of our securities and the securities of other public companies, market conditions, and certain financial and operating information of companies engaged in activities similar to ours. Neither we nor the underwriter can assure investors that an active trading market for the securities will develop or that, after the offering, the securities will trade in the public market at or above the public offering price.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus supplement and accompanying base prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and accompanying base prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement and accompanying base prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and accompanying base prospectus. This prospectus supplement and accompanying base prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus supplement is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus supplement is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus supplement is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus supplement.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Cayman Islands

No invitation, whether directly or indirectly, may be made to the public in the Cayman Islands to subscribe for our securities.

European Economic Area — Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC, the Prospectus Directive, as implemented in Member States of the European Economic Area (each, a Relevant Member State), from the requirement to produce a prospectus for offers of securities.

An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

-	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

-	to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

-	to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining the prior consent of us or any underwriter for any such offer; or

-	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code Monetaire et Financier) and Articles 211-1 et seq. of the General Regulation of the French Autorite des marches financiers (AMF). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to be distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifies) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D.744-1, D.754-1; and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1; and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005, or the Prospectus Regulations. The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(1) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The securities offered by this prospectus supplement have not been approved or disapproved by the Israeli Securities Authority (the “ISA”) nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus supplement is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Society e la Borsa, “CONSOB”) pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (Decree No. 58), other than:

-	to Italian qualified investors, as defined in Article 100 of Decree no. 58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (Regulation no. 11971) as amended (Qualified Investors); and

-	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

-	made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

-	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the FIEL) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta publica de valores mobiliarios) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Codigo dos Valores Mobiliarios). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissao do Mercado de Valores Mobiliarios) for approval in Portugal and, accordingly, may not be distributed or caused to be distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (SIX) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).

This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor have we received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the securities, including the receipt of applications and/or the allotment or redemption of such shares, may be rendered within the United Arab Emirates by us.

No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Conduct Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (FSMA) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to us.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (FPO), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Lucosky Brookman LLP. Certain legal matters will be passed upon for the Underwriter by Sullivan & Worcester LLP.

EXPERTS

The financial statements of HeartBeam, Inc as of and for the year ended December 31, 2025, has been audited by CBIZ CPAs P.C., an independent registered public accounting firm, as stated in their report which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, which is incorporated herein by reference. Such financial statements have been incorporated by reference in reliance upon the report pertaining to such financial statements of such firm given upon their authority as experts in accounting and auditing.

The financial statements of HeartBeam, Inc. as of and for the year ended December 31, 2024, has been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, which is incorporated herein by reference. Such financial statements have been incorporated by reference in reliance upon the report pertaining to such financial statements of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus supplement incorporates by reference the documents listed below, other than those documents or the portions of those documents deemed to be furnished and not filed in accordance with SEC rules:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 12, 2026; and

●	The description of our securities contained in our Registration Statement on Form 8-A filed with the SEC on November 10, 2021, including any amendment or report filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Robert Eno
Chief Executive Officer
2118 Walsh Avenue, Suite 210
Santa Clara, CA 95050
Telephone: 408-899-4443

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

PROSPECTUS

HeartBeam, Inc.

$100,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

We may offer and sell up to $100,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 7 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock and warrants are listed on The Nasdaq Capital Market under the symbol “BEAT” and “BEATW”, respectively. On March 12, 2026, the last reported sale price of our common stock on The Nasdaq Capital Market was $1.47 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 17, 2026.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $100,000,000 as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

When we refer to “BEAT,” “we,” “our,” “us” and the “Company” in this prospectus, we mean HeartBeam, Inc., unless otherwise specified. When we refer to “you,” we mean the holders of the applicable series of securities.

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THE COMPANY

Corporate History and Information

HeartBeam was incorporated as a C corporation under the laws of the State of Delaware on June 11, 2015. We do not own any subsidiaries.

Company Overview

HeartBeam is a medical technology company focused on transforming cardiac care through the power of personalized insights. Our aim is to deliver innovative, higher resolution ambulatory cardiac monitoring solutions that can be used by patients anywhere to enable the detection and monitoring of cardiac disease outside of a healthcare facility. Our ability to develop higher resolution Electrocardiogram (“ECG”) solutions is achieved through the development of our proprietary and patented technology platform that allows us to collect the heart’s electrical activity from three dimensions and synthesize a 12-Lead (“12L”) ECG from these signals.

We believe our Products (“Products” or “Product”) and services will benefit many stakeholders, including patients, healthcare providers, and healthcare payors, and will also address the rapidly growing field of ambulatory cardiac monitoring. As part of our long-term vision, we believe that we are uniquely positioned to play a central role in high-risk Coronary Artery Disease (“CAD”) monitoring, given positive, proof-of-concept data from the initial feasibility studies that demonstrated comparable performance of the HeartBeam System and the standard 12L ECG in ischemia detection. CAD patients are at increased risk for a heart attack or Myocardial Infarction (“MI”). Additionally, our unique portable form-factor will make high-fidelity insights easily accessible, wherever patients are, compared to a standard 12L ECG, which is typically limited to a healthcare setting.

Our initial product and service offering is the HeartBeam System. The HeartBeam System is the first U.S. Food and Drug Administration (“FDA”) cleared cable-free, ambulatory ECG that captures the heart’s electrical signals from three dimensions for high-fidelity data collection and advanced diagnostics for arrhythmia assessment. The HeartBeam System is comprised of a credit card sized 3D ECG recording device, a patient application, a physician portal, and powerful cloud-based algorithms. Unlike any single-lead or 6-lead consumer device, HeartBeam’s patented cable-free technology captures the heart’s electrical signals in three non-coplanar dimensions and synthesizes them into a familiar 12L ECG display, using a personalized transformation matrix. This allows patients to obtain a 12L ECG reading for their arrhythmia from the comfort of home, or wherever they happen to be, representing a new level of convenience and peace of mind. The synthesized 12-lead ECG is promptly reviewed by an on-demand, board-certified cardiologist.

HeartBeam’s credit card sized 3D ECG technology received FDA clearance for arrhythmia assessment in December 2024 and the 12-Lead ECG synthesis software received FDA clearance in December 2025.

We are focused on advancing several key initiatives as part of our growth strategy:

●	Limited Launch: On the back of our recent FDA Clearance for the HeartBeam System, we are initiating a market introduction in early 2026, focusing on select concierge and preventive cardiology groups that have proactively signaled strong interest in adopting HeartBeam’s technology. This limited market release will enable the Company to validate real world performance and establish reference sites for broader commercialization.

●	Heart Attack Detection: We are pursuing an expansion of our cleared indications through a heart attack detection indication, supported by compelling proof-of-concept data and representing a major expansion opportunity to tens of millions of patients in the U.S.

●	Extended Wear Patch: We are making significant advancements with an on-demand 12L ECG extended wear monitor. The Company has developed a working prototype of its novel 12L patch, which has the potential to be a best-in-class offering in an existing multi-billion-dollar market with reimbursement.

●	Longitudinal Data and AI: The Company believes it has the ability to unlock the power of the unique data-rich repository generated from our 3D ECG platform and deep learning algorithms. As adoption grows, the ability for patients to record synthesized 12L ECGs over time will create the opportunity to build AI-based screening and prediction algorithms that go beyond what is possible with single-timepoint ECGs or traditional wearables.

As of December 31, 2025, we had 16 employees. In January 2026, the Company hired a Chief Commercial Officer, Bryan Humbarger, bringing total headcount to 17 employees. Bryan brings more than 25 years of experience in building and scaling groundbreaking cardiovascular technologies. While initially focused on launching the Company’s FDA-cleared 12L system for arrhythmia assessment, he will lead the Company’s broader commercialization strategy across key growth initiatives, including heart attack detection and the 12L ECG extended wear patch.

We intend to strike a balance of managing our headcount in line with cash resources, while also, at the appropriate time, hiring or engaging additional full-time professionals, employees, and / or consultants in alignment with our growth strategy. To that end, the Company does not anticipate the need to hire a large sales force during the initial launch of its HeartBeam System. We believe that a few well-placed resources will help provide the data points required to effectively invest into a broader launch based around a path to profitable growth.

Although the market is highly competitive for attracting and retaining highly qualified professionals in our industry, we continue our endeavor to find such candidates for our Company. Our management team and additional personnel that we may hire in the future will be primarily responsible for executing and implementing growth opportunities, making tactical decisions related to our strategy and pursuing opportunities to invest in new technologies through strategic partnerships and acquisitions.

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Market Overview

Chronic diseases are the number one burden on the healthcare system, driving up costs each year, and cardiovascular illnesses are one of the top contributors. Regulators, payors, and providers are focused on earlier diagnosis and improved management of these conditions to drive better outcomes at lower cost. One way to accomplish this is through the use of Connected Medical Devices - solutions that use technology to provide healthcare services remotely and aim to reduce healthcare expenditures while allowing patients to engage with clinicians and better self-manage their care. The Connected Medical Device Market size is estimated at $66 billion in 2024, and is expected to reach $133 billion by 2029, growing at a compounded annual growth (“CAGR”) of 15% during the forecast period (2024-2029).

Cardiovascular disease is the most expensive disease to manage and is estimated to be responsible for one in every eight healthcare dollars spent in the US, projected to cost the US healthcare system $1 trillion by 2035. As cardiovascular disease is the leading cause of death worldwide, early detection, diagnosis, and management of chronic cardiac conditions are necessary to relieve the increasing burden on the healthcare system. Diagnostic tests such as ECGs are used to detect, diagnose, and track numerous cardiovascular conditions. The market for cardiac monitoring technologies, such as Holter monitors, patch-based cardiac monitoring technologies, and any other ECG-based technology used for clinical diagnosis is projected to reach approximately $18 billion by 2030, a CAGR of approximately 8%.

With advances in mobile communications, diagnostic monitoring of cardiac conditions is increasingly occurring outside the hospital. Global sales of patient monitoring devices in 2021 were $42 billion. With a CAGR of approximately 11% from 2022 to 2032, the market is projected to reach a valuation of $125 billion by 2032. The adoption of such technology was greatly accelerated by the COVID-19 pandemic.

In the US, someone has a heart attack every 40 seconds. We believe there are no products on the market that are portable, easy to use, and always with the patient to provide physicians with timely and highly accurate information about heart conditions that could be detected with a standard 12L ECG. A tool that is always with the patient and decreases time to intervention would have a significant effect on saving lives and healthcare dollars. We believe our technology will address this problem by providing convenient, cost-effective cardiac monitoring solutions, including multiple form factors for the hardware and evolving software and ecosystem for physicians and patient engagement.

Products and Technology

HeartBeam’s IP and novel technology have resulted in our initial Product, the HeartBeam System. Our HeartBeam System device records cardiac signals with integrated electrodes rather than cables. The electrocardiogram (ECG) signal collection device is similar in size to a credit card, is about 1/8 inch (4 mm), and weighs about 1 ounce (28 grams). The core technology consists of a series of patented inventions and associated algorithms that allow us to capture the heart’s electrical activity from three distinct directions and get a complete view of the heart’s electrical activity. As a high-fidelity ECG system, it captures heart signals from three distinct directions for actionable heart health information and allows physicians to diagnose a wide range of non-urgent complex arrhythmias.

Our patented technology, along with a proprietary algorithm, allow us to generate signals similar to a 12L ECG without the need for cables, unlike a standard 12L ECG machine. In addition, we use the concept of a baseline, through which we will be able to measure the change in cardiac parameters between an asymptomatic (baseline) recording and the symptomatic recording. The baseline is personalized for every patient, offering an increase in diagnostic performance as published previously in JACC: Advances (https://www.jacc.org/doi/10.1016/j.jacadv.2023.100454).

Longer-term, there will be obvious ease-of-use advantages when comparing our credit card-sized device to the current 12L ECG machine. The small form factor of our device makes it portable and able to be used by a patient at home or elsewhere. The device can be self-applied versus requiring a trained professional to apply. Additionally, the ease of use will allow for prompt data collection, immediately upon symptom onset which can be sent a physician to assess the patient’s ECG in the context of the patient’s baseline ECG, symptoms, and cardiac health history.

As we commence our commercialization efforts, The HeartBeam System will consist of a number of capabilities:

1.	An FDA-cleared, cable-free 12L ECG collection device for the assessment of arrhythmias. The device captures cardiac signals in 3D through three non-coplanar dimensions and transmits them via Bluetooth connection to a smartphone. The device’s small form factor allows it to be always with the patient. It is easy to use, as all that is required of the patient is that the device be pressed against the chest.

2.	A cloud-based software system that serves four basic functions: (1) performing ECG signal quality checks, (2) synthesizing a 12L ECG from the 3D ECG, and (3) preparing a summary report for the physician. To facilitate a more accurate physician interpretation of the data, the software will also overlay the patient’s synthesized baseline 12L ECG waveform on the synthesized 12L ECG waveform from the current reading. To ensure high signal quality, the system checks for noise levels in the recorded signals. Those signals that can be effectively filtered are accepted and those that have a noise level above an empirically established threshold are rejected. If a recorded signal is rejected, the user is asked to repeat the recording.

3.	A web-based physician portal capable of displaying the following relevant information for the physician to analyze: patient history, symptoms, synthesized 12L ECG, and recorded 3 leads. Our physician portal assists physicians with their diagnostic interpretation by providing both the baseline 12L synthesized ECG and the 12L synthesized ECG that is under evaluation.

4.	A dedicated team of cardiologists, offering 24/7/365 services in order to provide a recommended course of action to patients based on the ECG signals, symptoms, and patient history. The patient will have the option of having a consult with a medical professional.

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We believe this is the first patient-friendly, portable device of its kind to be cleared by the FDA and our two FDA clearance are major milestones for the Company. In addition, our FDA Clearances provide the regulatory foundation for subsequent products and expanded indications.

Future versions of our Products may include an expansion of our cleared indications through a heart attack detection indication, an on-demand 12L ECG extended wear patch monitor, and AI-based screening and prediction algorithms.

The Company believes it has the ability to unlock the power of the unique data-rich repository generated from our 3D ECG platform and deep learning algorithms. As adoption grows, the ability for patients to record synthesized 12L ECGs over time will create the opportunity to build AI-based screening and prediction algorithms that go beyond what is possible with single-timepoint ECGs or traditional wearables.

The custom software and hardware of our Products are classified as Class II medical devices by the FDA. Premarket review and clearance by the FDA for Class II devices is generally accomplished through the 510(k) premarket notification process or De Novo process. Given the proposed intended use of our device, the 510(k) submission or De Novo process is expected to require clinical data to support future FDA clearances.

Market Opportunity

ECGs are key diagnostic tests utilized in the diagnosis and monitoring of cardiovascular disease, the number one cause of death worldwide. According to the American Heart Association, there were approximately 130 million adults living with cardiovascular disease and approximately 20 million adults with diagnosed CAD in the US. The prevalence of these cardiac conditions and thus the market size is increasing, due to an aging population and lifestyle choices.

Every 40 seconds someone in the US has a heart attack, or MI. Unfortunately, there is no way for patients at home to distinguish if the symptoms they are experiencing are due to an MI, or some other more benign condition such as indigestion. As a result, patients often ignore symptoms and delay seeking care, which leads to worse outcomes and increased mortality. Shortening that time from symptoms to the door of a medical facility would reduce complications and save lives. On the other hand, many patients who go to the Emergency Department (ED) with chest pain are not experiencing an MI. Chest pain is the second most common reason for an ED visit in patients over 45, yet fewer than 20% of chest pain ED visits result in a diagnosis of a life-threatening condition. These unnecessary ED visits lead to well over $10 billion in unnecessary healthcare expenditures.

Most ECGs are conducted in a healthcare facility setting using a 12L ECG machine, the gold standard. ECGs taken outside of healthcare facilities are expected to grow more quickly than in-hospital ECGs. Monitoring cardiac patients outside of a hospital is a fast-growing trend, as it is less expensive and provides a better patient experience. However, while ambulatory cardiac monitoring devices are often much easier for patients to use, they have fewer leads than the gold standard and therefore cannot offer as comprehensive a picture of cardiac health.

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While a standard 12L ECG readout is of great medical value, it is simply impractical to have a standard 12L machine next to patients when they experience symptoms outside the clinical setting, since recording the event requires attaching multiple electrodes to the patient’s body with professional assistance. While existing technologies use predominantly single lead ECG devices to monitor arrhythmias, these technologies do not provide information to the physician on the presence of life-threatening conditions such as acute coronary syndrome (ACS) including MIs, also known as heart attacks.

We believe our technology will address these market needs and has several key attributes that make it a good fit for these patients. Our Product can be used anywhere when symptoms occur and offers the potential for lifelong patient usage. The device is practically always near the patient and ready to be used for recording a cardiac event. It enables real-time transmission of the ECG signals and in the future, a synthesized 12L ECG. We believe physicians will typically prescribe our solution to chronic cardiovascular patients for long term monitoring, thereby enabling prolonged data collection and delivering a more complete picture for diagnosis. This will also enable the use of artificial intelligence (AI) on our future database that will have a unique set of longitudinal ECG signals and synthesized 12L ECGs.

As we believe our ECG platform will demonstrate 12L equivalence and clinical and cost-effectiveness advantages, coupled with a patent protected technology, we believe this might open multiple licensing and/or partnering opportunities with players in the ECG, cardiac monitoring patch and smart watch verticals.

Market Strategy

Our goal is to establish our Products as key solutions for concierge practices consisting of internal medicine and cardiology specialty, as well as cardiology practices. Our efforts to enter the market involve establishing clinical evidence and demonstrating the cost-effectiveness of adopting our Products. The initial geographic market for HeartBeam System is the US, and the Company will remain opportunistic in addressing international market opportunities.

The primary customers are concierge physicians, preventative cardiology practices and the cardiology departments of hospitals. Healthcare insurers are another important customer, as they will potentially benefit from the reduced costs to the healthcare system. We are working to develop new clinical studies and publish results of completed clinical studies and plan to demonstrate real world cost-effectiveness of the use of the solution.

Our initial targets for the HeartBeam System are market segments that see value in an easy-to-use medical-grade ECG device. These will be segments in which payment for the device will be outside of the established reimbursement system. These target segments may include concierge practices, the hospital-at-home segment and use in clinical trials.

Our long-term strategy is to generate sufficient evidence of clinical efficacy and cost-effectiveness and partner with health insurance companies (payers) to seek coverage for the HeartBeam System solution. We expect to be able to demonstrate significant clinical benefits for patients and savings to Payers.

Our primary marketing strategy will focus on the medical community with continued validation of clinical efficacy and cost-effectiveness and the establishment of reference sites. We will also create educational materials and provide other support to help educate our customers’ patients.

We are currently speaking with concierge practices and hospitals in large healthcare systems to educate them about our Product. These are sophisticated customers who already understand the benefit of the patient having access to a 12L ECG at home, and we plan to use technical presentations, peer-reviewed clinical data, and demonstration projects to achieve penetration of this market. We plan to continue to utilize the expertise of our medical advisory board, conduct clinical trials with leading cardiologists to increase the body of evidence, and establish reference sites among these customers.

We expect our value proposition will be progressively increased as we gradually add additional functionality to our monitoring solutions and drive down the cost by increasing scale and automation. We expect our HeartBeam System to eventually incorporate algorithms with the capabilities of detecting heart conditions that can be detected via a standard 12L ECG device. Additionally, as we collect rich longitudinal data sets from our patients, we expect to train AI algorithms that could potentially have predictive capabilities regarding different heart conditions. Over time and with scale, we expect that our costs per user will decrease and that we will provide more and better services to our patients.

For our initial markets, we plan to establish a small, direct sales network with relationships and experience selling to our target markets.

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Clinical Data

Our technology is backed by robust clinical data, including the VALID-ECG pivotal study. The results of this pivotal study were presented at the Heart Rhythm Society conference in April 2025. The study evaluated the mean difference in ECG intervals and amplitudes between HeartBeam’s synthesized 12L ECG and a simultaneously collected standard 12L ECG. Intervals and amplitudes are important in assessing non-life-threatening arrhythmias. Data showed a 93.4% overall diagnostic agreement, indicating that HeartBeam’s synthesized 12L ECG can support manual detection of arrhythmias in a manner consistent with standard 12L ECGs. The VALID-ECG pivotal study was a multicenter trial that enrolled 198 patients across five clinical sites in the US, including Allegheny Health Network, Atlanta Heart Specialists, Mount Sinai Hospital, Northwell Health and Piedmont Heart Institute. Efforts were made to enroll patients with a diverse demographic profile reflective of the intended use population in the United States.

A landmark clinical study on the Company’s technology was published in the August 2023 issue of the journal JACC: Advances. The publication, “Coronary Artery Occlusion Detection Using 3-Lead ECG System Suitable for Credit Card-Size Personal Device Integration” demonstrated that HeartBeam technology detects the presence of a coronary occlusion, the cause of heart attacks, with the same accuracy as a standard 12L ECG. The study showed that the automated analysis of the 3L ECG and 12L ECG signals had similar performance in determining whether a coronary artery was occluded. Also in the study, the human interpretation of the 12L ECGs had significant intra- and inter-observer variability, which does not occur with automated readings. The study also showed that the presence of the “normal baseline” recording, a novel feature that is integral to HeartBeam’s 3L ECG technology, dramatically improved the accuracy of interpretation, increasing the Area Under the Curve, a standard measure of diagnostic performance, from 0.72 to 0.95. This is particularly important since physicians who are analyzing 12L ECGs often do not have access to a normal baseline, implying that the HeartBeam System could outperform this approach. The study was a collaboration of Harvard Medical School Faculty at Beth Israel Deaconess Medical Center in Boston, MA, and Clinical Center of Serbia in Belgrade.

Data on the HeartBeam deep learning algorithm was presented at two prestigious Electrophysiology conferences: the European Heart Rhythm Society, held in Berlin, Germany in April 2024 and the Heart Rhythm Society, held in Boston, MA in May 2024.

Further, key data from two pilot studies were presented at American Heart Association meeting in November 2024. The studies demonstrated early evidence of (1) clinical equivalence of the HeartBeam Synthesized 12L ECG to a standard 12L ECG for diagnosis of arrhythmia and (2) the use of the technology for heart attack detection.

Intellectual Property

The Company’s patent portfolio includes twenty-four (24) issued patents worldwide, consisting of sixteen (16) issued patents in the United States and eight (8) issued patents outside of the United States, including one (1) European patent granted with unitary effect under the Unitary Patent system.

In the United States, the Company also has twelve (12) additional pending patent applications. Outside the United States, the Company has twenty-two (22) pending patent applications in jurisdictions including Canada, China, the European Union, Japan, South Korea, and Australia.

The Company’s issued patents are expected to expire between April 11, 2036, and April 21, 2042. The pending applications, regardless of publication status, are projected to expire between April 11, 2036, and February 20, 2045.

Research and Development

In our quest to redefine the landscape of digital health through our innovative, user-friendly ambulatory solutions, our primary objective remains steadfast: to deliver high medical value through products that are always with the patient, assisting physicians in monitoring and diagnosing cardiac disease in patients. We believe that our success in developing initial products, underscored by our emphasis on user-friendly solutions, will set a solid foundation for our future endeavors.

We believe that our R&D team, primarily based in the US and Belgrade, Serbia, is a testament to our commitment to excellence and innovation and is comprised of seven employees, plus consultants, with expertise in the following:

●	Healthcare IT platform development, biomedical engineering, electrical engineering with expertise in machine learning (ML), signal processing and ECG analysis from the medical device industry, as well as specialties in wireless communication,

●	Of note, we have seven (7) Physicists and Electrical Engineers (all Ph.D. E.E. or Ph.D. Physics) credited with our key inventions and patents.

Looking ahead, we anticipate further enhancing our efforts in harnessing signal processing and artificial intelligence (AI) to broaden our diagnostic solutions across a spectrum of cardiac conditions.

Our core technology, a cable-free ECG that can measure heart’s electrical activity in three distinct directions, is a platform technology that we believe is poised to revolutionize diagnostic solutions for cardiovascular patients. Potential applications include a synthesized 12L capable patch ECG monitor, offering significant diagnostic advantages through its 12L capability over existing single-lead ECG patch products. This innovation aims to provide standard of care 12L ECG capabilities in a form factor like current single-lead ECG patches, which we believe addresses a critical gap in the market.

A further potential application is a synthesized 12L ECG smartwatch-based monitor, offering significant diagnostic advantages through its 12L capability over existing single-lead ECG smartwatch solutions. The plan for this monitor is to eliminate the need for dedicated ECG devices, offering synthesized 12L ECG capabilities directly from a smartwatch. Combining our unique and data rich set of signals with a smartwatch, we believe, will enable the detection of heart attacks and complex arrhythmias with unprecedented convenience and efficiency.

Both the patch and smartwatch-based monitor technologies are covered by patents that we believe provide us with a strong position to expand beyond the current platform.

Our AI team, comprising industry leading experts, developed a roadmap for AI-based tool development. These tools will combine state-of-the-art AI models and techniques applied to our unique and data rich set of signals. Initial AI development results indicate potential to significantly enhance ambulatory diagnostic capabilities over what is currently available. It is expected that AI development efforts will quickly become one of our major R&D efforts.

As we continue to advance our synthesized 12L technology, evidenced by our recently issued and allowed patents with potentially disruptive market impacts, our initial product will leverage rule-based algorithms, including signal processing and ECG synthesis. Concurrently, we are developing a number of AI-based cardiac disease detection algorithms to become the cornerstone of our commercialized systems.

Future Products

Our core technology - the approach to capturing heart’s electrical activity in three distinct directions, adopted and invented by our research team - is a platform technology that can provide diagnostic solutions to a variety of cardiovascular patients. Our plans call for expanding solutions that diagnose all major cardiac conditions that are diagnosed by ECGs.

Our future plans include the development of a synthesized 12-lead capable patch ECG monitor that will provide advantages over existing single-lead ECG patch products such as the Zio Monitor from iRhythm Technologies, Inc. Our approach will offer a synthesized 12-lead ECG with a patch that is very similar, in dimensions and look and feel, to the currently available single lead ECG patches. We believe providing standard of care 12-lead ECG capabilities will have significant diagnostic advantages over a single lead patch.

We also plan to integrate a synthesized 12-lead ECG smartwatch-based monitor intended for detection of heart attacks and complex cardiac arrhythmias. This invention is intended to eliminate the need for a dedicated ECG device while offering a synthesized 12-lead ECG capability enabling heart attack and complex arrhythmia detection.

While our initial Product is powered by a software expert system that serves as a diagnostic aid to a physician, our plan is to develop an AI based diagnostic system that will supplement our diagnostic expert system.

Corporate Information

Our corporate offices are located at 2118 Walsh Avenue, Suite 210, Santa Clara, CA 95050. Our telephone number is (408) 899-4443. The address of our website is https://www.heartbeam/. The inclusion of our website address in this prospectus does not include or incorporate by reference the information on our website into this prospectus.

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RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties, principally in the sections entitled “Risk Factors.” All statements other than statements of historical fact contained in this prospectus, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from what is expressed in or suggested by the forward-looking statements.

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following description of the Company’s capital stock and provisions of its Certificate of Incorporation and Bylaws are summaries and are qualified by reference to the Company’s Certificate of Incorporation and Bylaws, which have been publicly filed with the SEC. See “Where You Can Find More Information” and “Incorporation by Reference.”

Authorized and Outstanding Capital Stock

The Company is authorized to issue 110,000,000 shares of capital stock, consisting of 100,000,000 shares of Common Stock, par value $0.0001 per share and 10,000,000 shares of Preferred Stock, par value $0.0001 per share.

As of March 11, 2026, the Company had 41,087,871 outstanding shares of Common Stock held by approximately 45 shareholders of record. As of the date thereof, there were no shares of preferred stock issued and outstanding.

Common Stock

The holders of our Common Stock are entitled to one vote per share. In addition, the holders of our Common Stock will be entitled to receive dividends ratably, if any, declared by our board of directors out of legally available funds; however, the current policy of the board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of our Common Stock are entitled to share ratably in all assets that are legally available for distribution. The holders of our Common Stock have no pre-emptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our Common Stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of the board of directors and issued in the future.

Preferred Stock

Our Board of Directors will have the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of Common Stock. The issuance of our preferred stock could adversely affect the voting power of holders of Common Stock and the likelihood that such holders will receive dividend payments and payments upon our liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company or other corporate action.

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Warrants

The following summary of certain terms and provisions of the warrants (the “Warrants”) is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant agency agreement between us and VStock Transfer, LLC (the “Warrant Agent”), and the form of warrant, which have been publicly filed with the SEC. See “Where You Can Find More Information” and “Incorporation by Reference.” As of December 31, 2025, there were 3,162,500 Warrants issued and outstanding trading under BEATW. The exercise price of the Warrants is $6 per share. Each Warrant is exercisable for one share of our Common Stock, subject to adjustment in the event of stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock as described herein. A holder may not exercise any portion of a warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% of the outstanding Common Stock after exercise, as such percentage ownership is determined in accordance with the terms of the Warrants, except that upon notice from the holder to us, the holder may waive such limitation up to a percentage, not in excess of 9.99%. Each warrant will be exercisable immediately upon issuance and will expire five (5) years after the initial issuance date.

In addition to the warrants mentioned above, the Company has issued the following:

●	On February 18, 2022, the Company issued 58,000 warrants to purchase 58,000 shares of common stock at an exercise price of $6.00 per share, with an expiration date of five years from the date thereof.

●	On January 14, 2022, the Company issued 72,727 warrants based on performance metrics achieved in 2021 to purchase 72,727 shares of common stock at an exercise price of $5.50 per share, with an expiration of five years from the date of issuance.

●	On November 15, 2022, the Company issued warrants to the lead underwriter, as portion of the underwriting compensation payable in connection with the Company’s initial public offering (“IPO”). The warrants accounted for 7% of the number of common stock sold in the IPO, which was 192,500 warrants, exercisable at a per share exercise price equal to $7.50 per share and expire five years from the date of issuance. The warrants were subject to a 180-day lock-up period.

●	On May 2, 2023, the Company issued 1,666,666 placement agent warrants to purchase shares of Common Stock sold in the offering, with an exercise price of $1.875 per share and are exercisable for five years from the date of issuance.

●	On February 12, 2025, the Company entered into an Underwriting Agreement with Public Ventures LLC to consummate an offering of 5,882,353 shares of Common Stock at an offering price of $1.70 per share, which closed on February 14, 2025. In addition, the subscription agreement granted 588,235 underwriter warrants with an exercise price of exercise price is $2.13. On February 25, 2025, Public Ventures, LLC exercised its over-allotment option to purchase an additional 864,033 shares of Common Stock. In addition, the subscription agreement granted 86,403 underwriter warrants with an exercise price of $2.13 as part of this transaction. In total, the Company issued 674,638 placement agent underwriter warrants to purchase shares of Common Stock sold in the offering, with an exercise price of $2.13 per share and are exercisable for five years from the date of issuance, after a 360-day lockup period.

2022 Equity Incentive Plan

On June 15, 2022, our Board of Directors approved the 2022 Equity Incentive Plan (“2022 Equity Plan”), to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, directors, and consultants, and to promote the success of the Company’s business. The 2022 Equity Plan provides for the grant of stock options and restricted stock awards (“RSUs”) to purchase common stock. Initially, the aggregate number of shares of our Common Stock that may be issued pursuant to stock awards under our 2022 Equity Plan was 1,900,000 shares. The 2022 Equity Plan was increased to 5,900,000 at the 2023 annual shareholders’ meeting, increased to 8,900,000 shares at the 2024 annual shareholders’ meeting, and subsequently increased to 11,900,000 shares at the 2025 annual shareholders’ meeting.

As of December 31, 2025, there are 6,009,055 shares available for issuance under the 2022 Equity Plan. The number of shares available for issuance under the 2022 Equity Plan will be increased on the first day of each fiscal year beginning with the 2023 fiscal year by five percent (5%) of the total number of shares of common stock outstanding on the last day of the immediately preceding fiscal year as defined in the 2022 Equity Plan.

Eligible recipients of option awards are employees, officers, consultants, attorneys, advisors or directors (including non-employee directors) of the Company or of any parent, subsidiary or affiliate of the Company. The Board of Directors has the authority to grant to any eligible recipient any options, restricted stock or other awards valued in whole or in part by reference to, or otherwise based on, the Company’s Common Stock; provided, however, that Incentive Options may only be granted to employees of the Company or its subsidiaries.

The provisions of each option granted need not be the same with respect to each option recipient. Option recipients have entered into award agreements with the Company, in such form as the full Board of Directors has determined.

The 2022 Equity Plan is administered by the Board of Directors.

Anti-Takeover Provisions

The following is a summary of certain provisions of Delaware law, our Certificate of Incorporation and our bylaws. This summary does not purport to be complete and is qualified in its entirety by reference to the corporate law of Delaware and our Certificate of Incorporation and bylaws.

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Amended Certificate of Incorporation and Amended and Restated Bylaws

Our charter documents include provisions that may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by our stockholders. Certain provisions are summarized in the following paragraphs.

Effects of authorized but unissued common stock.

One of the effects of the existence of authorized but unissued common stock may be to enable our board of directors to make more difficult or to discourage an attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of management. If, in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in our best interest, such shares could be issued by the board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder group, by putting a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

Special Meeting of Stockholders and Stockholder Action by Written Consent. A special meeting of the stockholders may be called at any time by the Board, Chairperson of the Board, Chief Executive Officer or President (in the absence of a Chief Executive Officer) or by one or more stockholders holding shares in the aggregate entitled to cast not less than 10% of the votes at that meeting.

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

●	before such date, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●	upon closing of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or on or after such date, the business combination is approved by our board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66-⅔% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

●	The receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

The Nasdaq Capital Market Listing

Our common stock and warrants are listed on the Nasdaq Capital Market, under the symbol “BEAT” and “BEATW”, respectively.

Transfer Agent and Warrant Agent

The transfer agent, warrant agent and registrar for our common stock is VStock Transfer with an address of 18 Lafayette Place Woodmere, New York 11598.

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DESCRIPTION OF DEBT SECURITIES

General

The debt securities that we may offer by this prospectus consist of notes, debentures, or other evidences of indebtedness. The debt securities may constitute either senior or subordinated debt securities, and in either case may be either secured or unsecured. Any debt securities that we offer and sell will be our direct obligations. Debt securities may be issued in one or more series. All debt securities of any one series need not be issued at the same time, and unless otherwise provided, a series of debt securities may be reopened, with the required consent of the holders of outstanding debt securities, for issuance of additional debt securities of that series or to establish additional terms of that series of debt securities (with such additional terms applicable only to unissued or additional debt securities of that series). The form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and is subject to any amendments or supplements that we may enter into with the trustee(s), however, we may issue debt securities not subject to the indenture provided such terms of debt securities are not otherwise required to be set forth in the indenture. The material terms of the indenture are summarized below and we refer you to the indenture for a detailed description of these material terms. Additional or different provisions that are applicable to a particular series of debt securities will, if material, be described in a prospectus supplement relating to the offering of debt securities of that series. These provisions may include, among other things and to the extent applicable, the following:

●	the title of the debt securities, including, as applicable, whether the debt securities will be issued as senior debt securities, senior subordinated debt securities or subordinated debt securities, any subordination provisions particular to the series of debt securities;

●	any limit on the aggregate principal amount of the debt securities;

●	whether the debt securities are senior debt securities or subordinated debt securities and applicable subordination provisions, if any;

●	whether the debt securities will be secured or unsecured;

●	if other than 100% of the aggregate principal amount, the percentage of the aggregate principal amount at which we will sell the debt securities, such as an original issuance discount;

●	the date or dates, whether fixed or extendable, on which the principal of the debt securities will be payable;

●	the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which we will pay any such interest, the basis upon which interest will be calculated if other than that of a 360-day year consisting of twelve 30-day months, and, in the case of registered securities, the record dates for the determination of holders to whom interest is payable;

●	the place or places where the principal of and any premium or interest on the debt securities will be payable and where the debt securities may be surrendered for conversion or exchange;

●	whether we may, at our option, redeem the debt securities, and if so, the price or prices at which, the period or periods within which, and the terms and conditions upon which, we may redeem the debt securities, in whole or in part, pursuant to any sinking fund or otherwise;

●	if other than 100% of the aggregate principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of the maturity date thereof or provable in bankruptcy, or, if applicable, which is convertible or exchangeable;

●	any obligation we may have to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the price or prices at which, the currency in which and the period or periods within which, and the terms and conditions upon which, the debt securities will be redeemed, purchased or repaid, in whole or in part, pursuant to any such obligation, and any provision for the remarketing of the debt securities;

●	the issuance of debt securities as registered securities or unregistered securities or both, and the rights of the holders of the debt securities to exchange unregistered securities for registered securities, or vice versa, and the circumstances under which any such exchanges, if permitted, may be made;

●	the denominations, which may be in United States Dollars or in any foreign currency, in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

●	whether the debt securities will be issued in the form of certificated debt securities, and if so, the form of the debt securities (or forms thereof if unregistered and registered securities are issuable in that series), including the legends required by law or as we deem necessary or appropriate, the form of any coupons or temporary global security which may be issued and the forms of any other certificates which may be required under the indenture or which we may require in connection with the offering, sale, delivery or exchange of the debt securities;

●	if other than United States Dollars, the currency or currencies in which payments of principal, interest and other amounts payable with respect to the debt securities will be denominated, payable, redeemable or repurchasable, as the case may be;

●	whether the debt securities may be issuable in tranches;

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●	the obligations, if any, we may have to permit the conversion or exchange of the debt securities into common stock, preferred stock or other capital stock or property, or a combination thereof, and the terms and conditions upon which such conversion or exchange will be effected (including conversion price or exchange ratio), and any limitations on the ownership or transferability of the securities or property into which the debt securities may be converted or exchanged;

●	if other than the trustee under the indenture, any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;

●	any deletions from, modifications of or additions to the events of default with respect to the debt securities or the right of the Trustee or the holders of the debt securities in connection with events of default;

●	any deletions from, modifications of or additions to the covenants with respect to the debt securities;

●	if the amount of payments of principal of, and make-whole amount, if any, and interest on the debt securities may be determined with reference to an index, the manner in which such amount will be determined;

●	whether the debt securities will be issued in whole or in part in the global form of one or more debt securities and, if so, the depositary for such debt securities, the circumstances under which any such debt security may be exchanged for debt securities registered in the name of, and under which any transfer of debt securities may be registered in the name of, any person other than such depositary or its nominee, and any other provisions regarding such debt securities;

●	whether, under what circumstances and the currency in which, we will pay additional amounts on the debt securities to any holder of the debt securities who is not a United States person in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts, and the terms of any such option;

●	whether the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms of any related security, pledge or other agreements;

●	the persons to whom any interest on the debt securities will be payable, if other than the registered holders thereof on the regular record date therefore; and

●	any other material terms or conditions upon which the debt securities will be issued.

Unless otherwise indicated in the applicable prospectus supplement, we will issue debt securities in fully registered form without coupons and in denominations of $1,000 and in integral multiples of $1,000, and interest will be computed on the basis of a 360-day year of twelve 30-day months. If any interest payment date or the maturity date falls on a day that is not a business day, then the payment will be made on the next business day without additional interest and with the same effect as if it were made on the originally scheduled date. “Business day” means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York, and on which the trustee and commercial banks are open for business in New York, New York.

Unless we inform you otherwise in a prospectus supplement, each series of our senior debt securities will rank equally in right of payment with all of our other unsubordinated debt. The subordinated debt securities will rank junior in right of payment and be subordinate to all of our unsubordinated debt.

Unless otherwise indicated in the applicable prospectus supplement, the trustee will act as paying agent and registrar for the debt securities under the indenture. We may act as paying agent under the indenture.

The prospectus supplement will contain a description of United States federal income tax consequences relating to the debt securities, to the extent applicable.

Covenants

The applicable prospectus supplement will describe any covenants, such as restrictive covenants restricting us or our subsidiaries, if any, from incurring, issuing, assuming or guarantying any indebtedness or restricting us or our subsidiaries, if any, from paying dividends or acquiring any of our or its capital stock.

Consolidation, Merger and Transfer of Assets

The indenture permits a consolidation or merger between us and another entity and/or the sale, conveyance or lease by us of all or substantially all of our property and assets, provided that:

●	the resulting or acquiring entity, if other than us, is organized and existing under the laws of a United States jurisdiction and assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture;

●	immediately after the transaction, and giving effect to the transaction, no event of default under the indenture exists; and

●	we have delivered to the trustee an officers’ certificate stating that the transaction and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture comply with the indenture and that all conditions precedent to the transaction contained in the indenture have been satisfied.

If we consolidate or merge with or into any other entity, or sell or lease all or substantially all of our assets in compliance with the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in the indenture and the debt securities with the same effect as if it had been an original party to the indenture and the debt securities. As a result, such successor entity may exercise our rights and powers under the indenture and the debt securities, in our name and, except in the case of a lease, we will be released from all our liabilities and obligations under the indenture and under the debt securities.

Notwithstanding the foregoing, we may transfer all of our property and assets to another entity if, immediately after giving effect to the transfer, such entity is our wholly owned subsidiary. The term “wholly owned subsidiary” means any subsidiary in which we and/or our other wholly owned subsidiaries, if any, own all of the outstanding capital stock.

Modification and Waiver

Under the indenture, some of our rights and obligations and some of the rights of the holders of the debt securities may be modified or amended with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected by the modification or amendment. However, the following modifications and amendments will not be effective against any holder without its consent:

●	a change in the stated maturity date of any payment of principal or interest;

●	a reduction in the principal amount of or interest on any debt securities;

●	an alteration or impairment of any right to convert at the rate or upon the terms provided in the indenture;

●	a change in the currency in which any payment on the debt securities is payable;

●	an impairment of a holder’s right to sue us for the enforcement of payments due on the debt securities; or

●	a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the indenture or required to consent to a waiver of compliance with certain provisions of the indenture or certain defaults under the indenture.

Under the indenture, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities may, on behalf of all holders of the debt securities:

●	waive compliance by us with certain restrictive provisions of the indenture; and

●	waive any past default under the indenture in accordance with the applicable provisions of the indenture, except a default in the payment of the principal of or interest on any series of debt securities.

Events of Default

Unless we indicate otherwise in the applicable prospectus supplement, “event of default” under the indenture will mean, with respect to any series of debt securities, any of the following:

●	failure to pay interest on any debt security for 30 days after the payment is due;

●	failure to pay the principal of any debt security when due, either at maturity, upon redemption, by declaration or otherwise;

●	failure on our part to observe or perform any other covenant or agreement in the indenture that applies to the debt securities for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture; and

●	certain events of bankruptcy, insolvency or reorganization.

Remedies Upon an Event of Default

If an event of default occurs and continues, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may declare the entire principal of all the debt securities to be due and payable immediately, except that, if the event of default is caused by certain events in bankruptcy, insolvency or reorganization, the entire principal of all of the debt securities of such series will become due and payable immediately without any act on the part of the trustee or holders of the debt securities. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of such series can, subject to conditions, rescind the declaration.

The indenture requires us to furnish to the trustee not less often than annually, a certificate from our principal executive officer, principal financial officer or principal accounting officer, as the case may be, as to such officer’s knowledge of our compliance with all conditions and covenants under the indenture. The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal of or interest on any debt securities if the trustee in good faith determines that the withholding of notice is in the best interests of the holders. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the indenture.

The trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders of debt securities, unless the holders offer the trustee satisfactory security or indemnity. If satisfactory security or indemnity is provided, then, subject to other rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities may direct the time, method and place of:

●	conducting any proceeding for any remedy available to the trustee; or

●	exercising any trust or power conferred upon the trustee.

The holder of a debt security will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

●	the holder has previously given the trustee written notice of a continuing event of default;

●	the holders of not less than a majority in aggregate principal amount of the outstanding debt securities have made a written request of, and offered reasonable indemnity to, the trustee to begin such proceeding;

●	the trustee has not started such proceeding within 60 days after receiving the request; and

●	no direction inconsistent with such written request has been given to the trustee under the indenture.

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However, the holder of any debt security will have an absolute right to receive payment of principal of and interest on the debt security when due and to institute suit to enforce this payment.

Satisfaction and Discharge; Defeasance

Satisfaction and Discharge of Indenture. Unless otherwise indicated in the applicable prospectus supplement, if at any time,

●	we have paid the principal of and interest on all the debt securities of any series, except for debt securities which have been destroyed, lost or stolen and which have been replaced or paid in accordance with the indenture, as and when the same shall have become due and payable, or

●	we have delivered to the trustee for cancellation all debt securities of any series theretofore authenticated, except for debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in the indenture, or

●	all the debt securities of such series not theretofore delivered to the trustee for cancellation have become due and payable, or are by their terms are to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee, in trust, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums due on the debt securities, on the dates the payments are due or become due under the indenture and the terms of the debt securities, then the indenture shall cease to be of further effect with respect to the debt securities of such series, except for:

●	rights of registration of transfer and exchange, and our right of optional redemption;

●	substitution of mutilated, defaced, destroyed, lost or stolen debt securities;

●	rights of holders to receive payments of principal thereof and interest thereon upon the original stated due dates therefor (but not upon acceleration) and remaining rights of the holders to receive mandatory sinking fund payments, if any;

●	the rights, obligations and immunities of the trustee under the indenture; and

●	the rights of the holders of such series of debt securities as beneficiaries thereof with respect to the property so deposited with the trustee payable to all or any of them.

Defeasance and Covenant Defeasance. Unless otherwise indicated in the applicable prospectus supplement, we may elect with respect to any debt securities of any series either:

●	to defease and be discharged from all of our obligations with respect to such debt securities (“defeasance”), with certain exceptions described below; or

●	to be released from our obligations with respect to such debt securities under such covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations will not constitute a default or an event of default with respect to such debt securities (“covenant defeasance”).

We must comply with the following conditions before the defeasance or covenant defeasance can be effected:

●	we must irrevocably deposit with the indenture trustee or other qualifying trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the trustee, trust funds in trust solely for the benefit of the holders of such debt securities, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums on the due dates for those payments; and

●	we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of defeasance or covenant defeasance, as the case may be, to be effected with respect to such debt securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such defeasance or covenant defeasance, as the case may be, had not occurred.

In connection with defeasance, any irrevocable trust agreement contemplated by the indenture must include, among other things, provision for:

●	payment of the principal of and interest on such debt securities, if any, appertaining thereto when due (by redemption, sinking fund payments or otherwise),

●	the payment of the expenses of the trustee incurred or to be incurred in connection with carrying out such trust provisions,

●	rights of registration, transfer, substitution and exchange of such debt securities in accordance with the terms stated in the indenture, and

●	continuation of the rights, obligations and immunities of the trustee as against the holders of such debt securities as stated in the indenture.

The accompanying prospectus supplement may further describe any provisions permitting or restricting defeasance or covenant defeasance with respect to the debt securities of a particular series.

Global Securities

Unless otherwise indicated in the applicable prospectus supplement, each debt security offered by this prospectus will be issued in the form of one or more global debt securities representing all or part of that series of debt securities. This means that we will not issue certificates for that series of debt securities to the holders. Instead, a global debt security representing that series will be deposited with, or on behalf of, a securities depositary and registered in the name of the depositary or a nominee of the depositary. Any such depositary must be a clearing agency registered under the Exchange Act. We will describe the specific terms of the depositary arrangement with respect to a series of debt securities to be represented by a global security in the applicable prospectus supplement.

Notices

We will give notices to holders of the debt securities by mail at the addresses listed in the security register. In the case of notice in respect of unregistered securities or coupon securities, we may give notice by publication in a newspaper of general circulation in New York, New York.

Governing Law

The particular terms of a series of debt securities will be described in a prospectus supplement relating to such series of debt securities. Any indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended, and may be supplemented or amended from time to time following their execution. Unless otherwise stated in the applicable prospectus supplement, we will not be limited in the amount of debt securities that we may issue, and neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning debt securities, you are one of our unsecured creditors.

Regarding the Trustee

From time to time, we may maintain deposit accounts and conduct other banking transactions with the trustee to be appointed under the indenture or its affiliates in the ordinary course of business.

DESCRIPTION OF WARRANTS

We may offer to sell warrants from time to time. If we do so, we will describe the specific terms of the warrants in a prospectus supplement. In particular, we may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may also issue warrants independently or together with other securities and the warrants may be attached to or separate from those securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreement and warrants may be modified;

●	certain United States federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific material terms, preferences, rights or limitations of or restrictions on the warrants.

Holders may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with other requested information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If a holder exercises fewer than all of the warrants represented by the warrant certificate, then we will issue a new warrant certificate for the remaining amount of warrants.

Holder will not have any of the rights of the holders of the securities purchasable upon the exercise of warrants until you exercise them. Accordingly, holder will not be entitled to, among other things, vote or receive dividend payments or similar distributions on the securities you can purchase upon exercise of the warrants.

The information provided above is only a summary of the terms under which we may offer warrants for sale. Accordingly, investors must carefully review the applicable warrant agreement for more information about the specific terms and conditions of these warrants before investing in us. In addition, please carefully review the information provided in the applicable prospectus supplement, which contains additional information that is important for you to consider in evaluating an investment in our securities.

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DESCRIPTION OF RIGHTS

We may issue rights to our stockholders to purchase shares of our common stock or preferred stock described in this prospectus. We may offer rights separately or together with one or more additional rights, preferred stock, common stock, warrants or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent for any rights we offer will be set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the stockholders entitled to the rights distribution;

●	the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;

●	the exercise price;

●	the aggregate number of rights issued;

●	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

●	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

●	the method by which holders of rights will be entitled to exercise;

●	the conditions to the completion of the offering;

●	the withdrawal, termination and cancellation rights;

●	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment;

●	whether stockholders are entitled to oversubscription right;

●	any U.S. federal income tax considerations; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

We may sell our securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. Our securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any common stock will be listed on the Nasdaq Capital Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

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LEGAL MATTERS

Lucosky Brookman LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of HeartBeam, Inc. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements of HeartBeam, Inc as of and for the year ended December 31, 2025, has been audited by CBIZ CPAs P.C., an independent registered public accounting firm, as stated in their report which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, which is incorporated herein by reference. Such financial statements have been incorporated by reference in reliance upon the report pertaining to such financial statements of such firm given upon their authority as experts in accounting and auditing.

The financial statements of HeartBeam, Inc. as of and for the year ended December 31, 2024, has been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, which is incorporated herein by reference. Such financial statements have been incorporated by reference in reliance upon the report pertaining to such financial statements of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is https://www.heartbeam.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

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INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	Our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 12, 2026.

●	The description of our securities contained in our Registration Statement on Form 8-A filed with the SEC on November 10, 2021, including any amendment or report filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Robert Eno
Chief Executive Officer

2118 Walsh Avenue, Suite 210
Santa Clara, CA 95050
Telephone: 408-899-4443

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

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Shares of Common Stock

HeartBeam, Inc.

Prospectus Supplement

Sole Bookrunner

Titan Partners
a division of American Capital Partners

April [●], 2026